UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BABCOCK & WILCOX ENTERPRISES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant).
Payment of Filing Fee (Check the appropriate Box)
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a(6)(i)(1) and 0-11.

April [ ], 2022
Babcock & Wilcox Enterprises, Inc.
1200 East Market Street, Suite 650
Akron, Ohio 44305 Via live webcast at www.virtualshareholdermeeting.com/BW2022
Dear Fellow Stockholders:
On behalf of our Board of Directors (the “Board”), we are pleased to invite you to attend the Babcock & Wilcox Enterprises, Inc. (“B&W” or the “Company”) 2022 Annual Meeting of Stockholders on May 19, 2022 (the “Annual Meeting”). This will be a virtual meeting of stockholders, beginning at 10:30 a.m. Eastern Time. You may attend the Annual Meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/BW2022. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through the B&W Thrift Plan, which must be voted prior to the meeting), although we would urge you not to wait until the meeting to vote your shares.
We invite you to read this year’s proxy statement highlighting key activities and accomplishments in 2021 and presenting the matters for which we are seeking your vote at the Annual Meeting.
Keeping Our Commitments and Moving Forward
Despite the challenges of a global pandemic, we achieved unprecedented growth for B&W in 2021, returning to profitability and generating significant increases in bookings, revenues, income and earnings. Our success over the last year demonstrated that we can do what we say we’re going to do, as we focused on strong execution, booked five significant waste-to-energy projects, continued to execute our growth strategy and closed on a number of strategic acquisitions that expanded our clean and renewable energy businesses. We also announced our ClimateBright™ decarbonization platform, including our BrightLoop™ hydrogen production technology, and we are driving forward on our innovative and next-generation applications for clean power production.
We have worked hard to transform B&W over the last few years, and today B&W is a leading innovator focused on advancing the world’s energy transition. We have a solid financial foundation and backlog, a three-year pipeline of more than $7.5 billion of opportunities around the world for our renewable, environmental and thermal businesses, and strong momentum throughout our operations. We’re also backed by an outstanding team of talented, dedicated employees who have a clear vision for B&W’s future and an unwavering commitment to our customers and shareholders. We are excited about the role B&W can play in supporting the drive to a sustainable, net-zero carbon future as we successfully capitalize on market opportunities around the world.
We Welcome Your Feedback
We hope you will participate in the Annual Meeting to hear more about our operations and our progress, and we encourage you to share your thoughts, concerns and suggestions with us. We also want to ensure your shares are represented as we conduct a vote on the matters outlined in this proxy statement. Whether or not you plan to attend, please cast your vote as soon as possible either via:
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the internet at www.proxyvote.com,

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by calling 1-800-690-6903, or

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by returning the accompanying proxy card if you received a printed set of materials by mail.

Further instructions on how to vote your shares can be found in this proxy statement.

On behalf of our Board of Directors and the employees of B&W, I want to thank you for your confidence in us and your investment in our business. If you have any questions or suggestions, please feel free to contact us at the address above or by visiting our website.
Sincerely,
Kenneth M. Young
Chairman and Chief Executive Officer

April [ ], 2022 Babcock & Wilcox Enterprises, Inc. 1200 East Market Street, Suite 650 Akron, Ohio 44305
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
The 2022 Annual Meeting will be a virtual meeting of stockholders, beginning at 10:30 a.m. Eastern Time on May 19, 2022. You will be able to attend the Annual Meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/BW2022. You will also be able to vote your shares electronically at the Annual Meeting (other than shares held through The B&W Thrift Plan, which must be voted prior to the meeting). The Annual Meeting will be held to:
(1)
approve amendments to the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) to declassify the Company’s Board of Directors (the “Board”) and provide for annual elections of all directors beginning at the 2024 annual meeting of stockholders;

(2)
if Proposal 1 is approved and our Board is re-classified, elect Joseph A. Tato and Kenneth M. Young as Class I directors of the Company for a term of two years;

(3)
if Proposal 1 is not approved, elect Joseph A. Tato and Kenneth M. Young as Class I directors of the Company for a term of three years;

(4)
approve amendments to the Company’s Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to our Certificate of Incorporation and Bylaws;

(5)
ratify our Audit and Finance Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022;

(6)
approve, on a non-binding advisory basis, the compensation of our named executive officers;

(7)
approve an amendment to the Babcock & Wilcox Enterprises, Inc. 2021 Long-Term Incentive Plan; and

(8)
transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

If you were a stockholder as of the close of business on March 22, 2022 (the “record date”), you are entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number included on your proxy card and on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:25 a.m. Eastern Time.
If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or virtually at the Annual Meeting. You may give us your proxy by following the instructions included in the enclosed proxy card. Further instructions on how to vote your shares can be found in this proxy statement.
A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s headquarters for 10 days prior to the Annual Meeting. The list of stockholders may also be accessed during the Annual Meeting at www.virtualshareholdermeeting.com/BW2022 by using the control number on your proxy card, voting instruction form, or Notice of Internet Availability.
On April [ ], 2022, we commenced providing or making available our proxy materials, including this notice and proxy statement as well as a copy of our 2021 Annual Report, to all stockholders of record as of the record date.

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.
By Order of the Board of Directors,
John J. Dziewisz
Executive Vice President,
General Counsel &
Corporate Secretary
Dated: April [ ], 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON MAY 19, 2022.
We are pleased to announce that we are delivering your proxy materials for the 2022 Annual Meeting of Stockholders via the Internet. Because we are delivering proxy materials via the Internet, the Securities and Exchange Commission requires us to mail a notice to our shareholders notifying them that these materials are available on the Internet and how these materials may be accessed. This notice, which we refer to as our “Notice of Proxy Materials,” will be mailed to our shareholders on or about April [ ], 2022.
Our Notice of Proxy Materials will instruct you on how you may vote your proxy via the Internet or by telephone, or how you can request a full set of printed proxy materials, including a proxy card to return by mail. If you would like to receive printed proxy materials, you should follow the instructions contained in our Notice of Proxy Materials. Unless you request them, you will not receive printed proxy materials by mail.
The Proxy Statement and Annual Report are available free of charge on our website at
https://investors.babcock.com/financials-information/sec-filings/default.aspx and at http://www.proxyvote.com

2022 PROXY STATEMENT SUMMARY
2021 Pay-For-Performance
Our executive compensation programs are based on a strong alignment between pay and performance, and this is reflected in the payout amounts under our annual incentive program and the value of earned awards granted under our long-term incentive program. Decisions by the Compensation Committee of the Board, which we refer to in this discussion as the “Compensation Committee,” in 2021 also took into account prior feedback from our stockholders and concern for retention of key personnel while we address operational issues.
For the fourth year in a row, no payment was earned under the financial component of the annual cash incentive program. See “2021 Summary Compensation Table” for a comparison of the total compensation received by our NEOs in 2021 versus 2020 and 2019, as applicable.
Governance Highlights
Corporate governance is important, and we believe that our governance policies and structures provide a strong framework and assurance that we are clear, ethical and transparent in all of our business dealings. They help us operate more effectively, mitigate risk and act as a safeguard against mismanagement.
Board Elections	• Majority voting in uncontested elections
Board Independence	• Four out of six of our directors are independent • Our Chief Executive Officer is the only management director
Board Composition
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Currently the Board consists of six directors

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The Board annually assesses its performance through Board and committee self-evaluations

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The Governance Committee leads the full Board in considering Board competencies and refreshment in light of Company strategy

Board Committees	• We have three standing Board committees — Audit and Finance, Governance, and Compensation • All committees are composed entirely of independent directors
Leadership Structure
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Our Lead Independent Director works closely with our Chairman & CEO and provides feedback to management

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Among other duties, our Chairman and our Lead Independent Director are involved in setting the Board’s agenda and our Lead Independent Director chairs executive sessions of the independent directors to discuss certain matters without management present

Risk Oversight
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Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks

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The Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks, and taking appropriate risks

Open Communication	• We encourage open communication and strong working relationships among the Chairman and other directors • Our directors have access to management and employees
Director Stock Ownership	• Our directors are required to own five times their annual base retainers in shares of common stock
Accountability to Stockholders	• We actively reach out to our stockholders through our engagement program • Stockholders can contact the Board, Chairman or management through our website or by regular mail
Management Succession Planning	• The Board actively monitors our succession planning and people development • At least once per year, the Board reviews senior management succession and development plans

As part of our commitment to effective corporate governance, management and the Board reviewed current corporate governance trends and considered the view held by many institutional stockholders that a classified board structure has the potential effect of reducing the accountability of directors. Similarly, the Board considered the view held by many institutional stockholders that provisions that prohibit stockholders from amending certain provisions of the Company’s Amended and Restated Bylaws (“Bylaws”) or our Certificate of Incorporation without the approval of at least 80% of all outstanding shares of the Company’s common stock could similarly reduce the accountability of directors and management. The proposals included in this Proxy Statement reflect the Board’s consideration of these issues.
VIRTUAL ANNUAL MEETING
The Annual Meeting will be held in a virtual-only meeting format, via live audio webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. Our virtual-only meeting format leverages technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world by visiting www.virtualshareholdermeeting.com/BW2022. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.
BENEFITS OF A VIRTUAL ANNUAL MEETING
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We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location and enables us to protect the health and safety of all attendees, particularly in light of the COVID-19 pandemic.

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Stockholders of record and beneficial owners as of March 22, 2022, the record date, will have the ability to submit questions directly to our management and Board of Directors and vote electronically at the Annual Meeting via the virtual-only meeting platform.

ATTENDANCE AT THE VIRTUAL ANNUAL MEETING
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Attendance at the Annual Meeting is open to the public online at
www.virtualshareholdermeeting.com/BW2022, but you are entitled to participate in the Annual Meeting by voting or asking questions only if you were a stockholder of record or beneficial owner as of March 22, 2022, the record date.

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To participate in the Annual Meeting by voting or asking questions, you will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as applicable.

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If you were a stockholder as of March 22, 2022, the record date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual annual meeting platform.

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On the day of the Annual Meeting, Thursday, May 19, 2022, stockholders may begin to log in to the virtual-only Annual Meeting beginning at 10:25 a.m. Eastern time, and the Annual Meeting will begin promptly at 10:30 a.m. Eastern time. Please allow ample time for online login.

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We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your 16-digit control number or submitting questions, you may call the technical support number that will be posted on the Annual Meeting log-in page.

QUESTIONS AT THE VIRTUAL ANNUAL MEETING
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Stockholders will have the opportunity to submit questions during the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform.

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If you wish to submit a question, please submit it online at: www.virtualshareholdermeeting.com/BW2022. The meeting is not to be used as a forum to present general economic, political or other views that are not directly related to the business of the Company. We may group questions and answers by topic and answer substantially similar questions only once. Each shareholder may ask up to two questions. Answers to questions will be posted on the Investors Page on the Company’s website, www.babcock.com. We will only answer questions that comply with our Annual Meeting Rules of Conduct, which can be found on the virtual meeting site referenced above.

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We will not answer any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste.

This summary highlights certain information contained in this Proxy Statement but does not contain all of the information that you should consider before voting. For more complete information, please review our 2021 Annual Report and this entire Proxy Statement.
YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON

Page
APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTIONS OF ALL DIRECTORS BEGINNING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS (PROPOSAL 1).	1
Recommendation and Vote Required.	1
IF PROPOSAL 1 IS APPROVED, THE ELECTION OF JOSEPH A. TATO AND KENNETH M. YOUNG AS CLASS I DIRECTORS OF THE COMPANY FOR A TERM OF TWO YEARS (PROPOSAL 2)	2
Recommendation and Vote Required.	2
IF PROPOSAL 1 IS NOT APPROVED, THE ELECTION OF JOSEPH A. TATO AND KENNETH M. YOUNG AS CLASS I DIRECTORS OF THE COMPANY FOR A TERM OF THREE YEARS (PROPOSAL 3).	2
Recommendation and Vote Required.	2
INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES	3
Summary of Director Core Competencies and Attributes.	8
CORPORATE GOVERNANCE	9
Director Independence	9
Board Function, Leadership Structure and Executive Sessions	10
Director Nomination Process	11
Communication with the Board	12
Board Orientation and Continuing Education	12
Board Self-Evaluation Process	12
The Role of the Board in Succession Planning	13
The Role of the Board in Risk Oversight	13
Board of Directors and Its Committees	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO REMOVE PROVISIONS THAT REQUIRE THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST 80% OF THE VOTING POWER TO APPROVE CERTAIN AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS (PROPOSAL 4)	24
Recommendation and Vote Required.	24
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2022 (PROPOSAL 5)	25
Recommendation and Vote Required.	25
AUDIT AND FINANCE COMMITTEE REPORT.	26
APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL 6)	27
Effect of Proposal	27
Recommendation and Vote Required.	27
AMENDMENT TO THE BABCOCK & WILCOX ENTERPRISES, INC. 2021 LONG-TERM INCENTIVE PLAN (PROPOSAL 7)	28
Recommendation and Vote Required.	36
COMPENSATION DISCUSSION AND ANALYSIS	37

i

ii

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTIONS OF ALL DIRECTORS BEGINNING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS (PROPOSAL 1)
General
Our Certificate of Incorporation currently provides for a classified board structure, pursuant to which the Board is divided into three classes and directors are elected to staggered three-year terms, with members of one of the three classes elected every year. At our 2021 annual meeting of stockholders, our stockholders did not, by at least the required affirmative vote of at least 80% of the outstanding shares of our common stock, approve a proposal to amend our Certificate of Incorporation to eliminate the classified structure of the Board by the 2023 annual meeting of stockholders and allow for removal of directors with or without cause once the Board is no longer classified. After careful consideration, the Board unanimously approved, and recommends that our stockholders approve, amendments to our Certificate of Incorporation that, if adopted, would eliminate the classified structure of the Board by the 2024 annual meeting of stockholders and allow for removal of directors with or without cause once the Board is no longer classified.
Summary of Principal Changes
If this proposal is adopted, Article FIFTH of our Certificate of Incorporation will be amended to provide that all director nominees standing for election will be elected to a one-year term at or after the 2024 annual meeting of stockholders. To effect this change, we will enact a transitional two-class structure, combining our current Class I and Class III directors into a new Class I, with directors in Current Class II being transitioned into a new Class II. Nominees elected to replace our current Class I directors whose terms expire at the Annual Meeting would be elected to a two-year term as new Class I directors, and nominees elected to replace our current Class II directors whose terms expire at the 2023 annual meeting of stockholders would be elected to a one- year term as new Class II directors. The transitional structure will then lapse, and as a result, beginning at the 2024 annual meeting of stockholders, and at each annual meeting thereafter, all directors will serve one-year terms. Directors elected to fill any vacancy on the Board or to fill newly created director positions resulting from an increase in the number of directors would serve the remainder of the term of that position.
In connection with the declassification, Article FIFTH would also be amended to provide that, commencing with the election of directors at the 2024 annual meeting of stockholders, directors may be removed with or without cause as provided in the Delaware General Corporation Law (“DGCL”), and only the approval of a majority of the voting power of our stockholders would be required to remove a director with or without cause.
This description of the proposed amendments to our Certificate of Incorporation is only a summary of those amendments and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article FIFTH of our Certificate of Incorporation, marked to show the proposed amendments, a copy of which is attached to this proxy statement as Appendix B. If adopted, the amendments to our Certificate of Incorporation will become effective upon filing of the amended Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur promptly following the stockholder vote. If the amendments to our Certificate of Incorporation are approved by stockholders and become effective, the Board expects to approve certain conforming amendments to our Bylaws to remove references to a classified Board and to reflect stockholders’ ability to remove directors on an unclassified Board with or without cause at or after the 2024 annual meeting of stockholders.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the approval of amendments to our Certificate of Incorporation to declassify the Board and provide for annual elections of all directors beginning at the 2024 annual meeting of stockholders. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of the proposal requires the affirmative vote of at least 80% of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a vote against this proposal.

IF PROPOSAL 1 IS APPROVED, THE ELECTION OF JOSEPH A. TATO AND KENNETH M. YOUNG AS CLASS I DIRECTORS OF THE COMPANY FOR A TERM OF TWO YEARS (PROPOSAL 2)
If Proposal 1 is approved and our board is re-classified, stockholders will vote to elect two directors to hold office for a two-year term expiring at the 2024 annual meeting of stockholders. In such event, the Board has recommended each of Joseph A. Tato and Kenneth M. Young for election as Class I directors under the transitional two-class structure described in Proposal 1 above, to serve until the 2024 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Both individuals currently serve as Class I directors under our current class structure, whose terms expire at the Annual Meeting. Each of Messrs. Tato and Young have agreed to serve if elected. The Board has nominated these directors following the recommendation of the Governance Committee.
Information regarding the director nominees is set forth below under the heading “Information Regarding Directors and Director Nominees.”
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the election of each of Joseph A. Tato and Kenneth M. Young. You may vote “FOR” both director nominees or withhold your vote for any one or both of the director nominees. Subject to our majority voting requirements described below, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. As a result, withheld votes and broker non-votes will have no effect on the election of directors.
IF PROPOSAL 1 IS NOT APPROVED, THE ELECTION OF JOSEPH A. TATO AND KENNETH M. YOUNG AS CLASS I DIRECTORS OF THE COMPANY FOR A TERM OF THREE YEARS (PROPOSAL 3)
If Proposal 1 is not approved, stockholders will vote to elect two directors to hold office for a three-year term expiring at the 2025 annual meeting of stockholders. In such event, the Board has recommended each of Joseph A. Tato and Kenneth M. Young for election as Class I directors under our current class structure, to serve until the 2025 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Both individuals currently serve as Class I directors whose terms expire at the Annual Meeting. Each of Messrs. Tato and Young have agreed to serve if elected. The Board has nominated these directors following the recommendation of the Governance Committee.
Information regarding the director nominees is set forth below under the heading “Information Regarding Directors and Director Nominees.”
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the election of each of Joseph A. Tato and Kenneth M. Young as Class I Directors. You may vote “FOR” both director nominees or withhold your vote for any one or both of the director nominees. Subject to our majority voting requirements described below, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. As a result, withheld votes and broker non-votes will have no effect on the election of directors.

INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES
The Board currently includes six highly qualified directors with skills aligned to our business and strategy who bring significant value and diversity to the Company. The Board is comprised of the following members:
NAME	CLASS	YEAR TERM EXPIRES
Henry E. Bartoli	Class III	2024
Alan B. Howe	Class II	2023
Philip D. Moeller	Class III	2024
Rebecca L. Stahl	Class II	2023
Joseph A. Tato	Class I	2022
Kenneth M. Young	Class I	2022
The Board currently consists of three classes of directors with each director serving a staggered three-year term. The Class I directors are Joseph A. Tato and Kenneth M. Young. The Class II directors are Alan B. Howe and Rebecca L. Stahl. The Class III directors are Henry E. Bartoli and Philip D. Moeller.
If Proposal 1 is approved, the Board will convert to a transitional structure consisting of two classes of directors, with the directors in the new Class I serving until our 2024 annual meeting of stockholders and the directors in the new Class II serving until our 2023 annual meeting of stockholders. If Proposal 1 is approved, the directors currently in Class I and Class III will be designated as Class I directors, and the directors currently in Class II will be designated as Class II directors.
Kenneth M. Young, a non-independent director, currently serves as Chairman of the Board. Because the Chairman is not an independent director, Alan B. Howe has been designated by the Board as Lead Independent Director in accordance with our Corporate Governance Principles.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees listed in this proxy statement. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving as a director.
The following section provides information with respect to each nominee for election as a director and each director who will continue to serve as a director after the Annual Meeting. It includes the specific experience, qualifications and skills considered by the Governance Committee and the Board in assessing the appropriateness of the person to serve as a director (ages are as of April 1, 2022).

Nominees
HENRY E. BARTOLI Director since 2020 Age: 75
Qualifications:
Henry E. Bartoli, a seasoned executive with more than 35 years of experience in the global power industry, served as Chief Strategy Officer for Babcock & Wilcox from 2018 to 2020. Before that, he was President and Chief Executive Officer of Hitachi Power Systems America, LTD from 2004 to 2014. From 2002 to 2004, he was Executive Vice President of The Shaw Group, after serving in a number of senior leadership roles at Foster Wheeler Ltd. from 1992 to 2002, including Group Executive and Corporate Senior Vice President, Energy Equipment Group, and Group Executive and Corporate Vice President and Group Executive, Foster Wheeler Power Systems Group. Before that, from 1971 to 1992, he served in a number of positions of increasing importance at Burns and Roe Enterprises, Inc.
Mr. Bartoli also serves as a member of the Board of Directors of FERMILAB, United States’ premier particle physics laboratory owned by the U.S. Department of Energy.
Mr. Bartoli received a Bachelor of Science Degree in Mechanical Engineering from Rutgers University and a Master of Science Degree in Mechanical Engineering from New Jersey Institute of Technology.
In addition, Mr. Bartoli has held professional engineering licenses in California, Kentucky and New Jersey and is a former member of the Board of Trustees of Rutgers University. Mr. Bartoli is also a former member of the Board of Directors of the Nuclear Energy Institute.

PHILIP D. MOELLER Director since: 2020 Age: 60 Compensation Committee Governance Committee
Qualifications:
The Honorable Philip D. Moeller is Executive Vice President, Business Operations Group and Regulatory Affairs at the Edison Electric Institute (EEI). EEI is the association that represents all of the nation’s investor-owned electric companies.
Mr. Moeller has significant responsibility over a broad range of issues that affect the future structure of the electric power industry and new rules in evolving competitive markets. He has responsibility over the strategic areas of energy supply and finance, environment, energy delivery, energy services, federal and state regulatory issues, and international affairs.
Prior to joining EEI in February 2016, Mr. Moeller served as a Commissioner on the Federal Energy Regulatory Commission (FERC), ending his tenure as the second-longest serving member of the Commission. In office from 2006 through 2015, Mr. Moeller ended his service as the only Senate-confirmed member of the federal government appointed by both President George W. Bush and President Barack Obama. At FERC, Mr. Moeller championed policies promoting improved wholesale electricity markets, increasing investment in electric transmission and natural gas pipeline infrastructure, and enhancing the coordination of the electric power and natural gas industries.
Earlier in his career, Mr. Moeller headed the Washington, D.C., office of Alliant Energy Corporation. He also served as a Senior Legislative Assistant for Energy Policy to U.S. Senator Slade Gorton (R-WA), and as the Staff Coordinator of the Washington State Senate Energy and Telecommunications Committee in Olympia, Washington.
Mr. Moeller was born in Chicago and raised on a ranch near Spokane, Washington. He received a BA in Political Science from Stanford University.

Continuing Directors
ALAN B. HOWE Director since 2019 Age: 60 Audit and Finance Committee Compensation Committee Governance Committee
Qualifications:
Alan B. Howe has over 30 years of extensive hands-on operational expertise combined with corporate finance, business development and corporate governance experience. Mr. Howe has a broad business background and has been exposed to a wide variety of complex business situations within large corporations, financial institutions, start-ups, small-caps and turnarounds.
Currently, Mr. Howe is Managing Partner of Broadband Initiatives, LLC, a small boutique corporate advisory firm that he manages. His specialty is in providing board and C-level leadership working with small-cap and micro- cap companies (both public and private) particularly in turnaround situations.
Mr. Howe has served both as a director and as a board chairman in over 29 public companies (and 4 private companies) in a variety of industries including telecom and wireless equipment, software, IT services, wireless RF services, manufacturing, semi-conductors, environmental technology and storage.  In two situations, Mr. Howe was appointed interim CEO of turn-arounds where he previously served on the Board of Directors.

REBECCA L. STAHL Director since 2020 Age: 48 Audit and Finance Committee Compensation Committee
Qualifications:
With 25 years’ experience in finance and accounting, Rebecca Stahl currently serves as Chief Financial Officer of The Association For Manufacturing Technology (AMT), an organization that represents and promotes U.S.-based manufacturing technology and its members who design, build, sell, and service the industry. Before joining AMT, she held positions of increasing responsibility at Lightbridge Communications Corporation (LCC), a multinational wireless engineering company, including serving as Chief Financial Officer from 2008 to 2015. While at LCC, she led several financing rounds, senior bank refinancing and M&A transactions that led to an eventual sale of the company in 2015.
Prior to LCC, Ms. Stahl was with BT Infonet, a multinational data communications company, as a senior finance professional supporting a $600 million operation. From 1998-2000, she served in corporate finance for The Walt Disney Company in Burbank, Calif. She started her career at Arthur Anderson LLP serving clients of public and private companies in the real estate and financial services industries.
Ms. Stahl is a certified public accountant. She earned a Bachelor of Science in Accounting from The Pennsylvania State University, and a Master of Business Administration from the Anderson School of Management at University of California Los Angeles, with an emphasis in Finance. Her professional affiliations include Women Corporate Directors, the American Institute of Certified Public Accountants and Virginia Society of Certified Public Accountants.

JOSEPH A. TATO Director since: 2020 Age: 68 Audit and Finance Committee Governance Committee
Qualifications:
Joseph A. Tato has significant leadership experience in the areas of energy and natural resources, infrastructure project development and finance, and has been counsel in some of the largest public private partnership transactions completed to date including energy and water projects in the U.S. and globally.
Mr. Tato currently is a Partner with Covington & Burling, LLP, responsible for Project Development & Finance, and is a member of its Africa and Latin America Practice Groups. From 2012 to 2020, he was a Partner with DLA Piper, LLP, and Chair of Projects and Infrastructure, as well as Co-Chair of its Energy Sector and a member of its Africa Committee. Before that, from 1983 to 2012, Mr. Tato was an associate and since 1998 a Partner with LeBoeuf, Lamb, Greene, & MacRae, LLP (now Dewey & LeBoeuf LLP), and served as Chair of Global Project Finance and its Africa Practice.
He has served as Director, Cameroon Enterprises, since 2017. Additionally, he has served as Director, Covanta Energy Corporation, from 2000 to 2004, and as Assistant Secretary and Counsel to the Board of Directors of SITA U.S.A., a subsidiary of Suez, from 1996 to 1999.

KENNETH M. YOUNG Director since 2020 Age: 58 Chairman of the Board
Qualifications:
Kenneth Young is Chairman and Chief Executive Officer of Babcock & Wilcox, a leader in energy and environmental products and services for power and industrial markets worldwide.
Mr. Young, who has served as Chief Executive Officer since November 2018 and Chairman since September 2020, has more than 30 years of operational, executive and director experience primarily within the energy, communications and finance industries, on a global basis. He currently serves as President of B. Riley Financial, Inc., and Chief Executive Officer for B. Riley Principal Investments, a wholly owned subsidiary of B. Riley Financial.
Before joining B. Riley, he held executive leadership positions with Lightbridge Communications Corporation (LCC), which was the largest independent telecom construction and services company in the world and a recognized leader in providing network services. Initially serving as President and Chief Operating Officer of the Americas for LCC, he was named President and CEO in 2008, serving in that position until he led the company’s sale in 2015. Under his leadership, LCC’s revenues grew more than 200 percent and the company expanded its geographical presence into more than 50 countries.
Prior to joining LCC, Mr. Young held various senior executive positions with Liberty Media’s TruePosition and AT&T Corporation which included Cingular Wireless, SBC Wireless, and Southwestern Bell Telephone.
Mr. Young holds a Bachelor of Science in Computer Science from Graceland University and a Master of Business Administration from the University of Southern Illinois.
Mr. Young has previously served on eight public company boards and is currently a member of the Board of Directors for Charah Solutions NYSE: (CHRA).

Vintage and B. Riley Investor Rights Agreement
On April 30, 2019, we entered into an investor rights agreement (the “Investor Rights Agreement”) with Vintage and B. Riley Financial, Inc. (together with its affiliates, “B. Riley”). As part of the Investor Rights Agreement, we agreed to appoint three directors nominated by each of Vintage and B. Riley to the Board. With respect to current directors, Henry E. Bartoli was nominated by Vintage and Alan B. Howe was nominated by B. Riley to serve as directors pursuant to the Investor Rights Agreement.
Pursuant to the Investor Rights Agreement, B. Riley retains its right to nominate directors to serve on the Board so long as they continue to meet certain quantitative thresholds with regard to the amount of our common stock and debt they beneficially own. B. Riley’s contractual rights to nominate directors will continue with respect to:
1.
three Board members, for so long as B. Riley beneficially owns at least 75% of our common stock that it beneficially owned as of July 24, 2019 (the “Closing B. Riley Stock Ownership”) and at least 75% of the Tranche A-2 Term Loan and Tranche A-3 Term Loan, combined, that it beneficially owned as of July 24, 2019 (the “Closing Loan Ownership”);

2.
two Board members, after the first time that B. Riley beneficially owns less than 75% of the Closing B. Riley Stock Ownership or less than 75% of the Closing Loan Ownership, but for so long as B. Riley continues to beneficially own at least 50% of the Closing B. Riley Stock Ownership and at least 50% of the Closing Loan Ownership; and

3.
one Board member, after the first time that B. Riley beneficially owns less than 50% of the Closing B. Riley Stock Ownership or less than 50% of the Closing Loan Ownership.

In all instances, Vintage and B. Riley, respectively, must each beneficially own at least 5% of the outstanding voting power of all of our common stock to retain their director nomination rights with regard to any directors. As previously disclosed, on March 26, 2021, Vintage and B. Riley completed a transaction pursuant to which B. Riley agreed to purchase from Vintage, and Vintage agreed to sell to B. Riley, all 10,720,785 shares of our common stock owned by Vintage, and accordingly Vintage no longer has any rights or responsibilities under the Investor Rights Agreement. As of the date hereof, B. Riley satisfied the conditions of clause 3 above, retaining the right to nominate one member of the Board, and Vintage did not satisfy any of the clauses above, and therefore did not retain the right to nominate any members to the Board at the Annual Meeting.
The Investor Rights Agreement also provides pre-emptive rights to B. Riley with respect to certain future issuances of our equity securities. We also agreed as part of the Investor Rights Agreement to reimburse B. Riley for all reasonable out-of- pocket costs and expenses they incurred, including fees for legal counsel, in the 2019 Rights Offering (as defined and described under “Certain Relationships and Related Transactions”).

Summary of Director Core Competencies and Attributes
The Board provides effective and strategic oversight to support the best interests of us and our stockholders. The following chart summarizes the core competencies and attributes represented by each of the director nominees. More details on each director’s competencies are included in the director profiles on the previous pages.
Competencies / Attributes	Kenneth M. Young	Henry E. Bartoli	Alan B. Howe	Philip D. Moeller	Rebecca L. Stahl	Joseph A. Tato
COMPLIANCE CONSIDERATIONS
Independent Director			●	●	●	●
Financial Expertise	●	●	●	●	●	●
CORE COMPETENCIES
Recent or current public company CEO/COO/CFO/GC	●		●
Power Generation	●	●		●		●
Manufacturing	●	●				●
Engineering and Construction	●	●	●			●
Utility / Power Transmission Distribution	●	●		●		●
International Operations	●	●	●		●	●
STRATEGIC COMPETENCIES
Financial (Reporting, Auditing, Internal Controls)	●	●	●		●	●
Strategy / Business Development / M&A	●	●	●	●	●	●
Human Resources / Organizational Development	●	●		●	●	●
Legal / Governance / Business Conduct	●	●	●	●		●
Risk Management	●	●		●	●	●
Public Policy / Regulatory Affairs	●	●		●		●
PUBLIC COMPANY BOARD EXPERIENCE
Board of similar or larger size company	●		●
Audit / Finance committee experience with other companies	●		●	●
Compensation committee experience with other companies			●	●	●
Nomination / Governance committee experience with other companies	●		●	●		●

CORPORATE GOVERNANCE
Our corporate governance policies and structures provide the general framework for how we run our business. They demonstrate our commitment to ethical values, to strong and effective operations and to assuring continued growth and financial stability for our stockholders.
The corporate governance section on our website contains copies of our principal governance documents. It is found at www.babcock.com at “Investors — Corporate Governance” and contains the following documents:
Amended and Restated Bylaws
Corporate Governance Principles
Code of Business Conduct
Code of Ethics for Chief Executive Officer and Senior Financial Officers
Audit and Finance Committee Charter
Compensation Committee Charter
Governance Committee Charter
Conflict Minerals Policy
Related Party Transactions Policy
Modern Slavery Transparency Statement
Director Independence
The New York Stock Exchange (“NYSE”) listing standards require the Board to consist of at least a majority of independent directors, and our Corporate Governance Principles require the Board to consist of at least a majority of independent directors and at least 66% independent directors who satisfy all NYSE listing standards for independence other than Section 303A.02(b)(iv) of the NYSE listed company manual. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. The Board has established categorical standards, which conform to the independence requirements in the NYSE listing standards, to assist it in determining director independence. These standards are contained in the Corporate Governance Principles found on our website at www.babcock.com under “Company — Corporate — Investors —  Corporate Governance — Governance Documents.”
Based on these independence standards, the Board has determined that the following directors are independent and meet our categorical standards:
Alan B. Howe	Rebecca L. Stahl
Philip D. Moeller	Joseph A. Tato
In determining the independence of the directors, the Board considered transactions between us and other entities with which each of our directors are associated. Those transactions are described below, as well as the related party transactions discussed elsewhere in this proxy statement. None of these transactions was determined to constitute a material relationship with us with respect to any director determined to be independent. B. Riley designated Mr. Howe to serve on the Board pursuant to the Investor Rights Agreement. B. Riley is a significant stockholder. B. Riley has also entered into a consulting agreement with us in connection with Mr. Young’s appointment as our Chief Executive Officer.

Board Function, Leadership Structure and Executive Sessions
The Board oversees, counsels and directs management in the long-term interest of us and our stockholders. The Board’s responsibilities include:
•
oversees the conduct of our business and assessing our business and enterprise risks, including cybersecurity risks;

•
reviews and approves our key financial objectives, strategic and operating plans, and other significant actions;

•
oversees the processes for maintaining the integrity of our financial statements and other public disclosures, and our compliance with law and ethics;

•
evaluates CEO and senior management performance and determining executive compensation;

•
plans for CEO succession and monitoring management’s succession planning for other key executive officers; and

•
establishes our governance structure, including appropriate board composition and planning for board succession.

The Board does not have a policy requiring either that the positions of Chairman and Chief Executive Officer should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in our best interests for the Board to make a determination on these matters when it elects a new Chief Executive Officer or Chairman of the Board or at other times consideration is warranted by circumstances. We currently have Mr. Young serving as our Chief Executive Officer and as our Chairman.
Pursuant to our Corporate Governance Principles, in the event the Chairman of the Board is not an independent director, the independent directors will annually appoint a Lead Independent Director with such responsibilities as the Board shall determine from time to time. If appointed, the Lead Independent Director has the following responsibilities:
•
presides over all Board meetings at which the Chairman of the Board is not present and all executive sessions attended only by independent directors;

•
serves as liaison between the independent directors and the Chairman of the Board and Chief Executive Officer (including advising the Chairman of the Board and Chief Executive Officer of discussions held during executive sessions of the non-employee and independent directors, as appropriate);

•
reviews and approves the Board meeting agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•
advises the Chairman of the Board and Chief Executive Officer regarding the quality, quantity and timeliness of information sent by management to the directors;

•
has the authority to call meetings of the independent directors; and

•
ensures that he or she is available for consultation and direct communication, as appropriate.

Because the Chairman is not an independent director, the Board has designated Mr. Howe as Lead Independent Director. The Board believes that this leadership structure is appropriate for us at this time because it provides our Chairman with readily-available resources to manage the affairs of the Board. Our Chairman and Chief Executive Officer ensure that the views of the Board are taken into account as management carries out the business of the Company and vice-versa. Our independent directors, led by our Lead Independent Director, retain the opportunity to meet in executive session without management at the conclusion of each regularly scheduled Board meeting.

Director Nomination Process
Our Governance Committee is responsible for assessing the qualifications, skills and characteristics of candidates for election to the Board. The Board, after taking into account the assessment provided by our Governance Committee, is responsible for considering and recommending to stockholders the nominees for election as directors at each annual meeting. In making their assessments, the Governance Committee and the Board generally consider a number of factors, including each candidate’s:
•
professional and personal experiences and expertise in relation to (1) our businesses and industries, and (2) the experiences and expertise of other Board members;

•
integrity and ethics in his or her personal and professional life;

•
professional accomplishment in his or her field;

•
personal, financial or professional interests in any competitor, customer or supplier of ours;

•
preparedness to participate fully in Board activities and to devote sufficient time to carry out the duties as a director on the Board, including active membership on Board committees as requested and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and a lack of other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so;

•
ability to contribute positively to the Board and any of its committees;

•
whether the candidate meets the independence requirements applicable to the Board and its committees established by the NYSE and the SEC;

•
whether the candidate meets the requirements of our Corporate Governance Principles, including the independence requirements set forth therein; and

•
all other information deemed relevant in the Governance Committee’s and the Board’s, as applicable, business judgment impacting the candidate’s service as a member of the Board and any of its committees, including a candidate’s professional and educational background, reputation, industry knowledge and business experience.

While the Board does not have a specific policy regarding diversity among directors, both the Governance Committee and the Board recognize the benefits of a diverse board and believe that any evaluation of potential director candidates should consider diversity as to gender, racial and ethnic background, age, cultural background, education, viewpoint and personal and professional experiences.
Our Governance Committee takes these same factors into account when assessing the performance and skills of an incumbent director being nominated for re-election. In the case of an incumbent director being nominated for re-election to the Board, our Governance Committee also considers the incumbent director’s attendance at meetings, contributions to the Board and its committees during and in between regularly scheduled meetings (as well as part of any working groups formed to assist management with strategic or other priorities), the contributions of the incumbent director based on the Board’s self-evaluation processes described below and the benefits associated with the institutional knowledge derived from the incumbent director’s prior service on the Board.
To help ensure the ability to devote sufficient time to board matters, no director may serve on the board of more than three other public companies while continuing to serve on the Board, and no director that serves as an executive officer of the Company may serve on the board of more than one other public company while continuing to serve on the Board. The Board is authorized to grant exceptions to these rules on a case-by-case basis.

When the need for a new director arises (whether because of a newly created seat or vacancy), the Governance Committee and the Board proceed to identify a qualified candidate or candidates and to evaluate the qualifications of each candidate identified. Our Governance Committee and the Board generally solicit ideas for possible candidates from a number of sources — including members of the Board, our Chief Executive Officer and other senior-level executive officers, significant stockholders, individuals personally known to the members of the Board and independent director candidate search firms. Final candidates are generally interviewed by one or more members of our Governance Committee or other members of the Board before a decision is made.
In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws. See “Stockholders’ Proposals” in this proxy statement. Stockholder nominees are evaluated under the same standards as other candidates for board membership described above. In evaluating stockholder nominees, our Governance Committee and the Board may consider any other information they deem relevant, including (i) whether there are or will be any vacancies on the Board, (ii) the size of the nominating stockholder’s ownership of our debt and equity interests, (iii) the length of time such stockholder has owned such interest and (iv) any statements by the nominee or the stockholder regarding proposed changes in our operation.
Our bylaws provide for a plurality voting standard for directors, but each nominee for director is required to sign an irrevocable contingent resignation letter. If a nominee for director in an uncontested election does not receive a majority of the votes cast “FOR” his or her election (not counting any withheld votes or broker non-votes as being cast), the Board will act on an expedited basis to determine whether to accept the resignation.
Communication with the Board
Our stockholders or other interested persons may communicate directly with the Board or its independent members. Written communications to the independent members of the Board can be sent to the following: Board of Directors (independent members), c/o Babcock & Wilcox Enterprises, Inc., Corporate Secretary’s Office, 1200 East Market Street, Suite 650, Akron, Ohio 44305. All such communications are forwarded to the independent directors for their review, except for communications that (1) contain material that is not appropriate for review by the Board based upon our bylaws and the established practice and procedure of the Board, or (2) contain improper or immaterial information. Information regarding this process is posted on our website at www.babcock.com under “Investors — Corporate Governance — Governance Documents.”
Board Orientation and Continuing Education
Each new director participates in an onboarding and orientation program developed and implemented with the oversight of the Governance Committee. This orientation includes information to familiarize new directors with the Company’s governance requirements, the structure and procedures of the Board and its committees on which the new director will serve, the Company’s industry, management structure, and significant operational, financial, accounting, risk management and legal issues, compliance programs, Code of Business Conduct, principal officers and internal and independent auditors. All directors are welcome to attend any of these orientation programs.
Directors are also required to participate in Company-sponsored and external continuing education programs at least once every two years. These programs are intended to help directors stay current on, among other topics, corporate governance and boardroom best practices, financial reporting practices, ethical issues confronting directors and management, and other similar matters. The Board believes it is appropriate for directors, at their discretion, to have access to educational programs related to their duties as directors on an ongoing basis to enable them to better perform their duties and to recognize and deal appropriately with issues as they arise. The Company provides appropriate funding for any such program in which a director participates.
Board Self-Evaluation Process
The Board and each of its committees conducts an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board and each committee on which he or she serves. The Governance Committee oversees this evaluation and solicits comments from all directors. Each committee’s chairperson summarizes and reviews the responses with the members of his or her respective committees. Each committee chairperson then reports to the Board with an assessment of the performance of his or her respective committees as well as any suggestions for improvement. The chairperson of the Governance Committee summarizes and reviews with the Board the evaluation results for the Board.

The Role of the Board in Succession Planning
The Board believes effective succession planning, particularly for the Chief Executive Officer, is important to the continued success of the Company. As a result, the Board periodically reviews and discusses succession planning with the Chief Executive Officer during executive sessions of Board meetings. The Compensation Committee assists the Board in the area of succession planning by reviewing and assessing the management succession planning process and reporting to the Board with respect to succession planning for the Chief Executive Officer and our other executive officers.
The Role of the Board in Risk Oversight
As part of its oversight function, the Board monitors various risks that we face. We maintain an enterprise risk management program administered by our Corporate Strategy group. This program facilitates the process of reviewing key external, strategic, operational and financial risks, including cybersecurity risks, as well as monitoring the effectiveness of risk mitigation. Information on the enterprise risk management program is presented to senior management and the Board. The Audit and Finance Committee assists the Board in fulfilling its oversight responsibility for financial reporting and meets as necessary (and in any event at least quarterly) with management to review material financial risk exposures. The Audit and Finance Committee also meets at least annually to review reports from management regarding all material risk exposures and to assess the steps taken by management to monitor and control these exposures. The Audit and Finance Committee presents its assessment of these risks and management’s mitigation initiatives, along with any recommendations, to the Board.
The Compensation Committee also assists the Board with this function by meeting as necessary with management to review and discuss the significant risks impacting our company that potentially affect executive compensation in a material way. The Compensation Committee assesses whether and how to assess these risks as part of our compensation programs in consultation with management and its outside compensation consultant, as more fully described in “Compensation Discussion and Analysis — Compensation Philosophy and Process.”
Sustainability and the Environment
In February 2022, we received notice from the United Nations that the Company has been accepted as a participant in the United Nations Global Compact, which the United Nations describes as “the world’s largest corporate sustainability initiative.” The United Nations Global Compact is a call to companies everywhere to align their operations and strategies with Ten Principles in the areas of human rights, labor, environment and anti-corruption. The United Nations Global Company involves more than 15,000 companies and 3,000 non-business signatories based in over 160 countries.
On March 28, 2022, the Company released a formal environmental, social and governance report, which can be found on our website at www.babcock.com under Company — Corporate — Sustainability.
Board of Directors and Its Committees
The Board met 25 times during 2021. All directors attended 99% or more of the meetings of the Board and of the committees on which they served during their respective periods of service in 2021. Directors are encouraged to make all reasonable efforts to attend the Annual Meeting. With the exception of Mr. Howe, all of our directors attended our 2021 annual meeting on May 20,2021.
The Board currently has standing Audit and Finance, Compensation and Governance Committees. The members of each of those committees are appointed by the Board, and each committee has a written charter approved by the Board. The current charter for each standing Board committee is posted on our website at www.babcock.com under “Investors — Corporate Governance — Governance Documents.”
The current members of the committees are identified below. NYSE listing standards require that all members of our Audit and Finance, Compensation and Governance Committees be independent. The Board has affirmatively determined that each member of these committees is independent in accordance with NYSE listing standards.

Committee Composition:
Committee Member	Audit & Finance	Compensation	Governance
Henry E. Bartoli
Alan B. Howe	Member	Chair	Member
Philip D. Moeller		Member	Member
Rebecca L. Stahl	Chair	Member
Joseph A. Tato	Member		Chair
Kenneth M. Young
Audit and Finance Committee:
Ms. Stahl (Chair)
Mr. Howe
Mr. Tato
The Audit and Finance Committee met eight times during 2021. The Audit and Finance Committee’s role is financial oversight. Our management is responsible for the Company’s financial statements, systems of internal control and the financial reporting process. Management is also responsible to attest, as of December 31, 2021, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act. Our independent registered public accounting firm is responsible for auditing those financial statements and the system of internal control over financial reporting.
The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The committee, among other things, also reviews and discusses our audited financial statements with management and the independent registered public accounting firm. The Audit and Finance Committee provides oversight of: (1) our financial reporting process and internal control system; (2) the integrity of our financial statements; (3) our compliance with legal and regulatory requirements; (4) the independence, qualifications and performance of our independent auditors; (5) the performance of our internal audit function; and (6) our financial structure and strategy. The Audit and Finance Committee also has oversight of the Company’s ethics and compliance program and receives regular reports on program effectiveness.
The Board has determined that Mr. Howe, Ms. Stahl and Mr. Tato qualify as “audit committee financial experts” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors, see their biographical information under “Information Regarding Directors and Director Nominees.”
Compensation Committee:
Mr. Howe (Chair)
Mr. Moeller
Ms. Stahl
The Compensation Committee met four times during 2021. The Compensation Committee has overall responsibility for our executive and non-employee director compensation plans, policies and programs including our executive and management incentive compensation plans and our 2021 Long-Term Incentive Plan (the “2021 LTIP”).
The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities. The Compensation Committee may form and delegate authority to subcommittees consisting of one or more independent directors as the Compensation Committee deems appropriate. See the “Compensation Discussion and Analysis — Compensation Philosophy and Process” and “Compensation Discussion and Analysis — Key 2021 Compensation Decisions” sections of this proxy statement for information about our 2021 named executive officers (“NEOs”) compensation, including a discussion of the role of management and the compensation consultant.

Compensation Committee Interlocks and Insider Participation
No director who served as a member of the Compensation Committee during the year ended December 31, 2021 (Messrs. Howe, and Tato, and Ms. Stahl) (1) was during such year, or had previously been, an officer or employee of the Company or any of its subsidiaries, or (2) other than transactions in the ordinary course, had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company. None of our executive officers have served as members of a compensation committee (or other board committee performing equivalent functions) or the board of directors of any other entity that has an executive officer serving as a member of the Board.
Governance Committee:
Mr. Tato (Chair)
Mr. Howe
Mr. Moeller
The Governance Committee met four times during 2021. This committee, in addition to other matters, has overall responsibility to (1) establish and assess director qualifications; (2) recommend nominees for election to the Board; and (3) oversee the annual evaluation of the Board and management, including the Chief Executive Officer in conjunction with our Compensation Committee. This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” This committee also assists the Board with management succession planning and director and officer insurance coverage.
COMPENSATION OF DIRECTORS
The compensation reflected below summarizes the compensation earned by or paid to our non-employee directors for services as members of the Board during fiscal year 2021. Directors who were also our employees did not receive any compensation for their service as directors.
2021 Director Compensation Table
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Henry E. Bartoli	85,000	216,662.94	301,662.94
Alan B. Howe	115,000	94,998.54	209,998.54
Philip D. Moeller	85,000	358,915.97	443,915.97
Rebecca L. Stahl	105,000	349,721.58	454,721.58
Joseph A. Tato	95,000	349,721.58	444,721.58
Kenneth M. Young	0	0	0

(1)
Represents the aggregate grant date fair value of stock awards granted to non-employee directors in 2021 computed in accordance with FASB ASC Topic 718. For additional information on the valuation of our equity awards, see Note 20 to our audited financial statements for the fiscal year ended December 31, 2021, included in our annual report on Form 10-K for the year ended December 31, 2021.

Messrs. Bartoli, Howe, Moeller, Tato and Ms. Stahl were each awarded restricted stock units with respect to 10,686 shares of our common stock on June 4, 2021 which vest on the earlier of May 20, 2022 or the date of the Company’s 2022 Annual Meeting. Each of these awards had an aggregate grant date fair value of $94,999.
As discussed below, Messrs. Bartoli, Moeller, Tato and Ms. Stahl were each also awarded prorated equity award grants for their service from their initial date on the Board through May 2021. These awards were granted on June 4, 2021 in the form of fully vested shares of our common stock, and the director could elect to receive a portion of their award in cash (based on the closing price of a share of our common stock on that date). The grant amounts equaled 7,090 shares for Mr. Bartoli (with a grant date fair value of $63,030) shares for Mr. Moeller, Mr. Tato and Ms. Stahl (each with a grant date fair value of $263,917).

Fees Earned or Paid in Cash
Under our current director compensation program, which was recommended by the Compensation Committee and approved by the Board, non-employee directors are eligible to receive an annual retainer of $85,000, paid in quarterly installments and prorated for partial terms.
The chairs of Board committees, and any Lead Independent Director or independent Chairman of the Board, received additional annual retainers, paid in quarterly installments, as follows (prorated for partial terms):
•
the chair of the Audit and Finance Committee: $20,000;

•
the chair of each of the Compensation and Governance Committees: $10,000;

•
the Lead Independent Director (if any): $20,000; and

•
the Independent Chairman (if any): $100,000.

Stock Awards
In addition to the cash payments provided to our directors, our practice has been for each non-employee director to receive an annual stock award in the form of a number of fully vested shares equal to $95,000 divided by the closing price of our common stock on the grant date, rounded down to the nearest whole share (and prorated for partial terms). Beginning with the annual equity awards granted in 2021, the awards are scheduled to vest on the earlier of one year after the date of the grant (except for the annual equity awards granted in June 2021, which were not actually granted until after our May 20, 2021 annual meeting of stockholders and the vesting date was set to May 20, 2022 to align with the first anniversary of our 2021 annual meeting of stockholders), or, if earlier, then first annual meeting of our stockholders that occurs following the grant.
As noted above, on June 4, 2021 we awarded each of Messrs. Bartoli, Moeller, Tato and Ms. Stahl a “prorated” equity award, based on the scheduled annual grant value of $95,000, for their service from their initial date on the Board through May 2021. These awards were initially proposed to be granted on September 2, 2020, but were not actually granted until June 2021, and the number of shares subject to each award was determined by dividing such prorated grant Dollar value by the closing price of a share of our common stock on the initial proposed grant date in September 2, 2020.
These awards were granted on June 4, 2021 in the form of fully vested shares of our common stock, and the director could elect to receive a portion of their award in cash (based on the closing price of a share of our common stock on that date). Grant amounts equaled 7,090 shares for Mr. Bartoli (with a grant date fair value of $63,063), 29,687 shares for Mr. Moeller (with a grant date fair value of $263,917), and 14,844 shares each for Mr. Tato and Ms. Stahl (each with a grant date fair value of $131,963) due to their election to take a portion of their grant value in cash.
Under our 2021 LTIP, directors may elect to defer payment of all or a portion of their stock awards, but none of the directors elected to do so.
Stock Ownership Guidelines
Our stock ownership guidelines require that non-employee directors own stock valued at five times their annual retainer, and they have five years from the date of joining the Board to acquire the required number of shares. All directors are currently in compliance with our stock ownership guidelines
Outstanding Option Awards
As of December 31, 2021, only Mr. Bartoli holds outstanding stock options. Mr. Bartoli has options for 3,639 shares of common stock that may be acquired upon the exercise of the stock options.

Consulting Arrangement with Henry E. Bartoli
Mr. Bartoli’s employment with us, and his service as our Chief Strategy Officer, ended as of December 31, 2020. Mr. Bartoli entered into a consulting agreement with The Babcock & Wilcox Company in November 2020, pursuant to which he provided services through December 31, 2021. As consideration for his consulting services, during the period of the consulting engagement Mr. Bartoli (1) received a $18,750 monthly consulting fee, (2) received 50,000 restricted stock units which were set to vest 50% on June 30, 2021 and 50% on December 31, 2021, subject to Mr. Bartoli’s continued service through the applicable vesting date, (3) had an opportunity to earn incentive awards of $50,000 for each specified project booked or completed during 2021 and while Mr. Bartoli was serving as a consultant, and (4) an additional incentive opportunity based on achievement of certain gross margin targets on one of the specified projects reference in clause (3), up to a maximum incentive opportunity of $250,000 (including $50,000 of the incentive award opportunity referenced in clause (3)) for that specified project. The total incentive opportunity if all specified projects were booked and the maximum gross margin target were achieved on one of the projects is $350,000.
Mr. Bartoli entered into an amendment to his consulting agreement with The Babcock & Wilcox Company, effective January 1, 2022, pursuant to which he will provide services through December 31, 2023, subject to earlier termination by either party with thirty days’ written notice. As consideration for his consulting services, during the extended term, Mr. Bartoli (1) receives a $18,750 monthly fee, (2) received 100,000 restricted stock units which will vest 25% on each of June 30, 2022, December 31, 2022, June 30, 2023 and December 31, 2023, subject to Mr. Bartoli’s continued service through the applicable vesting date, and (3) has an opportunity to earn incentive awards of $50,000 for each specified project booked or completed while Mr. Bartoli is serving as a consultant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock by the following:
•
each stockholder who beneficially owns more than 5% of our common stock;

•
each current executive officer named in the 2021 Summary Compensation Table;

•
each of our directors; and

•
all of our executive officers, director nominees and directors as a group.

For the institutional beneficial owners listed below, we have based their respective number of shares of our common stock beneficially owned on the most recently reported Schedule 13D or 13G filed by such owners.
For the executive officers and directors listed below, we have based their respective number of shares of our common stock on the number of shares beneficially owned as of March 22, 2022 (unless noted otherwise). The number of shares beneficially owned by each stockholder, director or officer is determined according to the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The mailing address for each of the directors and executive officers is 1200 East Market Street, Suite 650, Akron, Ohio 44305.
NAME OF BENEFICIAL OWNER	COMMON STOCK: NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS(1)
5% STOCKHOLDERS:
B. Riley Financial, Inc.(2)	26,587,340	31.04%
Neuberger Berman Group LLC(3)	5,821,403	6.8%
FMR LLC(4)	7,416,029	8.7%
NAMED EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES:
Kenneth M. Young(5)	1,048,000	1.22%
Louis Salamone Jr.	366,982	*
Jimmy B. Morgan(6)	322,899	*
John J. Dziewisz(7)	129,720	*
Henry E. Bartoli(8)	215,729	*
Alan B. Howe	73,106	*
Philip D. Moeller	34,815	*
Rebecca L. Stahl	14,844	*
Joseph A. Tato	14,844	*
All Directors, Director Nominees and Executive Officers as a group(9)	2,220,939	2.6%

(1)
calculated based on the 85,663,813 shares outstanding March 22, 2022.

(2)
as reported on the Schedule 13D/A filed with the SEC on November 11, 2021. The reporting person’s address is 21255 Burbank Blvd., Suite 400, Woodland Hills, CA 91367. Includes 1,541,667 shares of our common stock issuable upon exercise of warrants issued to affiliates of B. Riley FBR, Inc.

(3)
as reported on the Schedule 13G filed with the SEC on February 9, 2022. The reporting person’s address is 245 Summer Street, Boston, Massachusetts 02210.

(4)
as reported on the Schedule 13G filed with the SEC on February 11, 2022. The reporting person’s address is 1290 Avenue of the Americas, New York, NY 10104.

(5)
includes 85,000 shares held by the Kenneth B. Young Revocable Trust over which Mr. Young may be deemed to hold voting or dispositive power.

(6)
includes 7,234 shares of common stock that may be acquired upon the exercise of stock options.

(7)
includes 3,860 shares of common stock that may be acquire upon the exercise of stock options and 2.25 shares of common stock held in the B&W Thrift Plan.

(8)
includes 3,639 shares of common stock that may be acquired upon the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Business Conduct, all employees who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with us, supplies goods or services to us, or is our customer, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies, and the Audit and Finance Committee of the Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. The Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of the Board members. Our Audit and Finance Committee also reviews transactions between us and other companies with which the Board members are affiliated.
We enter into an indemnification agreement with each of our directors and executive officers. Under the terms of the agreement, we agree to indemnify the indemnified person, to the fullest extent permitted by Delaware law, from claims and losses arising from their service to the Company (other than certain claims brought by the indemnified party against us or any of our officers and directors). The agreement also provides each indemnified person with expense advancement to the extent the expenses arise from, or might reasonably be expected to arise from, an indemnifiable claim and contains additional terms meant to facilitate a determination of the indemnified person’s entitlement to such benefits.
Debt Facilities and Guaranty
On June 30, 2021, we entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with PNC Bank, National Association, as administrative agent (“PNC”) and a letter of credit agreement (the “Letter of Credit Agreement”) with PNC, pursuant to which PNC agreed to issue up to $110 million in letters of credit that is secured in part by cash collateral provided by an affiliate of MSD Partners, MSD PCOF Partners XLV, LLC (“MSD”), as well as a reimbursement, guaranty and security agreement with MSD, as administrative agent, and the cash collateral providers from time to time party thereto, along with certain of our subsidiaries as guarantors, pursuant to which we are obligated to reimburse MSD and any other cash collateral provider to the extent the cash collateral provided by MSD and any other cash collateral provider to secure the Letter of Credit Agreement is drawn to satisfy draws on letters of credit (the “Reimbursement Agreement” and collectively with the Revolving Credit Agreement and Letter of Credit Agreement, the “Debt Documents” and the facilities thereunder, the “Debt Facilities”). The obligations of the Company under each of the Debt Facilities are guaranteed by certain existing and future domestic and foreign subsidiaries of the Company. B. Riley, a related party, has provided a guaranty of payment with regard to the Company’s obligations under the Reimbursement Agreement, as described below.
In connection with the Company’s entry into the Debt Documents, on June 30, 2021, B. Riley, a related party, entered into a Guaranty Agreement in favor of MSD, in its capacity as administrative agent under the Reimbursement Agreement, for the ratable benefit of MSD, the cash collateral providers and each co-agent or sub-agent appointed by MSD from time to time (the “B. Riley Guaranty”). The B. Riley Guaranty provides for the guarantee of all of the Company’s obligations under the Reimbursement Agreement. The B. Riley Guaranty is enforceable in certain circumstances, including, among others, certain events of default and the acceleration of the Company’s obligations under the Reimbursement Agreement. Under a fee letter with B. Riley, the Company agreed to pay B. Riley $0.9 million per annum in connection with the B. Riley Guaranty. The Company entered into a reimbursement agreement with B. Riley governing the Company’s obligation to reimburse B. Riley to the extent the B. Riley Guaranty is called upon by the agent or lenders under the Reimbursement Agreement.
On December 17, 2021, B. Riley entered into a General Agreement of Indemnity (the “Indemnity Agreement”), between us and AXA-XL and or its affiliated associated and subsidiary companies (collectively the “Surety”). Pursuant to the terms of the Indemnity Agreement, B. Riley will indemnify the Surety for losses the Surety may incur as a result of providing a payment and performance bond in an aggregate amount not to exceed €30.0 million in connection with our proposed performance on a specified project. In consideration of B. Riley’s execution of the Indemnity Agreement, we paid B. Riley a fee of $1.7 million following the issuance of the bond by the Surety, which represents approximately 5.0% of the bonded obligations, to be amortized over the term of the agreement.

A&R Credit Agreement
B. Riley was a significant lender under our Amended and Restated Credit Agreement (the “A&R Credit Agreement”). As disclosed in our Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), the A&R Credit Agreement was terminated, all loans were repaid and all outstanding and undrawn letters of credit were collateralized on June 30, 2021.
On February 8, 2021, we entered into Amendment No. 2 to our A&R Credit Agreement, which among other things, permitted the issuance of our 8.125% senior notes due 2026, as described below.
On March 4, 2021, we entered into Amendment No. 3 to our A&R Credit Agreement which, among other matters, (i) permitted the prepayment of certain term loans, (ii) reduced the revolving credit commitments to $130 million and removed the ability to obtain revolving loans under the credit agreement, and (iii) amended certain covenants and conditions to the extension of credit.
On March 4, 2021, effective with the execution of Amendment No. 3 to our A&R Credit Agreement, we paid $75 million towards our existing Last Out Term Loans with B. Riley and paid $21.8 million of accrued and deferred fees related to the revolving credit facility.
Senior Notes Offerings
On February 12, 2021, we completed a public offering of $120 million aggregate principal amount of our 8.125% senior notes due 2026 (the “Senior Notes”). The offering was conducted pursuant to an underwriting agreement (the “Notes Underwriting Agreement”) dated February 10, 2021, between us and B. Riley Securities, Inc., an affiliate of B. Riley and a related party, as representative of several underwriters (the “Underwriters”). At the completion, we received gross proceeds of approximately $125 million aggregate principal amount of Senior Notes, inclusive of $5 million aggregate principal amount of Senior Notes issued pursuant to the full exercise of the Underwriter’s option to purchase Senior Notes. Net proceeds received were approximately $120 million after deducting underwriting discounts and commissions, but before expenses. At the closing date on February 12, 2021, we paid B. Riley Securities, Inc. $5.2 million for underwriting fees and other transaction cost related to the 8.125% Senior Notes offering.
Also on February 12, 2021, the Company and B. Riley entered into a letter agreement (the “Exchange Agreement”) pursuant to which we agreed to issue to B. Riley $35 million aggregate principal amount of Senior Notes in exchange for a deemed prepayment of $35 million of our existing Tranche A term loan with B. Riley (the “Exchange”). On March 9, 2021, we filed with the SEC a registration statement on Form S-3 registering the offer and sale by B. Riley of the $35 million aggregate principal amount of Senior Notes issued to B. Riley in the Exchange.
On March 31, 2021, we entered into a sales agreement with B. Riley Securities, Inc. in which we may sell to or through B. Riley Securities, Inc., from time to time, additional 8.125% Senior Notes up to an aggregate principal amount of $150.0 million. The 8.125% Senior Notes have the same terms as (other than date of issuance), form a single series of debt securities with and have the same CUSIP number and be fungible with, the 8.125% Senior Notes issued February 12, 2021, as described above.
As of December 31, 2021, the Company sold $26.2 million aggregate principal amount of 8.125% Senior Notes under the sales agreement for $26.6 million of net proceeds. As of December 31, 2021, we paid B. Riley Securities, Inc. $0.5 million for underwriting fees and other transaction costs related to the offering.
On December 13, 2021, we completed a public offering of $140.0 million aggregate principal amount of our 6.50% senior notes due 2026 (the “6.50% Senior Notes”) and a subsequent exercise of $11.4 million aggregate principal of our 6.50% senior notes due 2026 by the underwriters was completed on December 30, 2021. At the completion of the offerings, we received net proceeds of approximately $145.8 million.
The public offering of our 6.50% Senior Notes was conducted pursuant to an underwriting agreement dated December 8, 2021, between us and B. Riley Securities, Inc., an affiliate of B. Riley, a related party, as representative of several underwriters. At the closing date on December 13, 2021, we paid B. Riley Securities, Inc. $5.5 million for underwriting fees and other transaction costs related to the 6.50% Senior Notes offering.

On December 28, 2021, we received a notice that the underwriters of the 6.50% Senior Notes had elected to exercise their overallotment option for an additional $11.4 million in aggregate principal amount of the Senior Notes. At the closing date on December 30, 2021, we paid B. Riley Securities, Inc. $0.5 million for underwriting fees and other transaction cost related to the 6.50% Senior Notes overallotment.
Common Stock Offering
On February 12, 2021, we completed a public offering of our common stock pursuant to an underwriting agreement dated February 9, 2021, between us and B. Riley Securities, Inc., as representative of the several underwriters. At the closing, we issued to the public 29,487,180 shares of our common stock and received net proceeds of approximately $163.0 million after deducting underwriting discounts and commissions, but before expenses. The net proceeds of the offering were used to make a prepayment toward the balance outstanding under our U.S. Revolving Credit Facility and permanently reduce the commitments under our senior secured credit facilities. On February 12, 2021, we paid B. Riley Securities, Inc. $9.5 million for underwriting fees and other transaction costs related to the offering.
Preferred Stock Offerings
In May 2021, we completed a public offering of our 7.75% Series A Cumulative Perpetual Preferred Stock (the “Preferred Stock”) pursuant to an underwriting agreement between us and B. Riley Securities, Inc.. At the closing, we issued to the public 4,444,700.00 shares of our Preferred Stock, at an offering price of $25.00 per share for net proceeds of approximately $106.4 million after deducting underwriting discounts, commissions but before expenses. At the closing date, we paid B. Riley Securities, Inc. $4.3 million for underwriting fees and other transaction cost related to the Preferred Stock offering. On May 26, 2021, we completed an additional sale of 444,700 shares of our Preferred Stock and paid B. Riley Securities, Inc. $0.4 million for underwriting fees in connection with the transaction.
On June 1, 2021, the Company and B. Riley entered into an agreement (the “Exchange Agreement”) pursuant to which we (i) issued B. Riley 2,916,880 shares of our Preferred Stock, representing an exchange price of $25.00 per share and paid $0.4 million in cash, and (ii) paid $0.9 million in cash to B. Riley for accrued interest due, in exchange for a deemed prepayment of $73.3 million of our then existing term loans with B. Riley under the Company’s prior A&R Credit Agreement.
On July 7, 2021, we entered into a sales agreement with B. Riley Securities, Inc., a related party, in connection with the offer and to or through B. Riley Securities, Inc., from time to time, additional shares of Preferred Stock up to an aggregate amount of $76.0 million of Preferred Stock. The Preferred Stock will have the same terms and have the same CUSIP number and be fungible with, the Preferred Stock issued during May 2021. As of December 31, 2021, the Company sold $7.7 million aggregate principal amount of Preferred Stock for $7.7 million net proceeds. As of December 31, 2021, we paid B. Riley Securities, Inc. $0.2 million for underwriting fees and other transaction costs related to the offering.
Mr. Young, our Chairman and Chief Executive Officer, has served as the President of B. Riley since July 2018. Mr. Young has also served as the Chief Executive Officer of B. Riley Principal Investment, an affiliate of B. Riley Financial, Inc., since October 2016. Mr. Young continues to receive his salary and benefits from B. Riley Financial, Inc. and its affiliates, and pursuant to a consulting agreement between us and an affiliate of B. Riley Financial, Inc., we pay the affiliate in return for Mr. Young’s services as our Chief Executive Officer. See “Compensation of Named Executive Officers” for additional information regarding the compensation paid for Mr. Young’s services. Under the consulting agreement, payments are $0.75 million per annum, paid monthly. Subject to the achievement of certain performance objectives as determined by the Compensation Committee of the Board, a bonus or bonuses may also be earned and payable to BRPI Executive Consulting, LLC. In 2021, we did not grant a cash bonus to BRPI Executive Consulting LLC for Mr. Young’s performance and services.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the NYSE. Directors, executive officers and more than 10% holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that, during the year ended December 31, 2019, all Section 16(a) filing requirements applicable to our directors, executive officers and more than 10% beneficial owners were satisfied, other than late Form 4’s filed on behalf of Messrs. Bartoli, Howe, Moeller, Tato, Morgan, Dziewisz and Salamone and Ms. Stahl for the vesting of certain RSUs in June 2021 with regard to Messrs. Bartoli, Howe, Moeller and Tato, May 2021 with regard to Ms. Stahl, August 2021 with regard to Messrs. Morgan and Dziewisz and January 2022 with regard to Messrs. Morgan and Salamone.

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO REMOVE PROVISIONS THAT REQUIRE THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST 80% OF THE VOTING POWER TO APPROVE CERTAIN AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS (PROPOSAL 4)
General
The Board has recommended and is seeking stockholder approval for amendments to our Certificate of Incorporation that would remove provisions that require the affirmative vote of holders of at least 80% of the voting power of the Company’s outstanding stock to approve certain amendments to our Certificate of Incorporation and Bylaws (the “supermajority vote requirement”) described below, and replace this requirement with a majority vote requirement. Currently, Article FIFTH of our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting power of the Company’s outstanding stock entitled to vote thereon to amend, modify or repeal Article FIFTH or Article SIXTH of our Certificate of Incorporation. In addition, Article FIFTH (e) of our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting power of the Company’s outstanding stock entitled to vote generally in the election of directors to amend, modify or repeal the Company’s Bylaws or to adopt new bylaws.
The Board recognizes that a majority voting standard for effecting changes to our Certificate of Incorporation and Bylaws increases the ability of stockholders to participate in governance of the Company and aligns the Company with recognized best practices in corporate governance.
Summary of Principal Changes
If the proposal is approved, the Company intends to file an amendment to our Certificate of Incorporation with the Secretary of State of Delaware, reflecting the elimination of all supermajority vote requirements for amending our Certificate of Incorporation and Bylaws. As a result, at future meetings of stockholders, the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding stock entitled to vote on the matter will be required to amend all provisions of our Certificate of Incorporation and Bylaws. This description of the proposed amendments to our Certificate of Incorporation is only a summary of those amendments and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article FIFTH of our Certificate of Incorporation, marked to show the proposed amendment, a copy of which is attached to this proxy statement as Appendix C. If adopted, the amendments to our Certificate of Incorporation will become effective upon filing of the amended Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur promptly following the stockholder vote. If the amendments to our Certificate of Incorporation are approved by stockholders and become effective, the Board expects to approve certain conforming amendments to our Bylaws to remove all supermajority vote requirements for amending the Bylaws.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the approval of amendments to our Certificate of Incorporation that would remove the supermajority voting requirements to approve certain amendments to our Certificate of Incorporation and our Bylaws. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of the proposal requires the affirmative vote of at least 80% of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2022 (PROPOSAL 5)
The Board has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022. Although we are not required to seek stockholder approval of this appointment, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit and Finance Committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
For the years ended December 31, 2021 and December 31, 2020, we paid Deloitte fees, including expenses and taxes, totaling $4,064,980 and $3,239,474 respectively, which are categorized below.
	2021		2020
Audit The Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, reviews of the quarterly consolidated financial statements of the Company and assistance with review of documents filed with the SEC.		$3,573,900	$3,024,424
Audit-Related The Audit-Related fees relate to agreed-upon procedures and services normally provided by our independent registered public accounting firm in connection with regulatory filings.		$485,520	$211,300
Tax The tax fees were for professional services rendered for tax compliance services.		$5,560	$3,750
All Other	$		$—
TOTAL		$4,064,980	$3,239,474
It is the policy of our Audit and Finance Committee to pre-approve all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.
Annually, the independent registered public accounting firm and the Chief Financial Officer present to the Audit and Finance Committee the anticipated services to be performed by the firm during the year. The Audit and Finance Committee reviews and, as it deems appropriate, pre-approves those services. The separate Audit, Audit-Related, Tax and All Other services and estimated fees are presented to the Audit and Finance Committee for consideration. The Audit and Finance Committee reviews on at least a quarterly basis the proposed services and fees for additional services that have occurred and are outside the scope of the services and fees initially pre-approved by the Audit and Finance Committee. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit and Finance Committee has pre-approved specific audit, audit-related, tax and other services and individual and aggregate fees for such services. The Audit and Finance Committee did not approve any audit, audit-related, tax or other services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the ratification of the decision of our Audit and Finance Committee to appoint Deloitte as our independent registered public accounting firm for the year ending December 31, 2022. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the shares cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to this proposal.

AUDIT AND FINANCE COMMITTEE REPORT
The following report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”), except to the extent that the Company specifically incorporates it by reference into such filing.
As described more fully in its charter, the purpose of the Audit and Finance Committee is to assist the Board in its oversight of the Company’s financial reporting process, internal control system and audit functions. The Audit and Finance Committee also provides oversight of (i) the Company’s compliance with legal and regulatory financial requirements; (ii) the Company’s guidelines, policies and processes to assess and manage the Company’s exposure to risks in general, including financial risks; (iii) the Company’s financial strategies and capital structure; and (iv) the Company’s ethics and compliance program. Our principal responsibility is one of oversight. The Company’s management is responsible for the preparation, presentation and integrity of its financial statements and Deloitte, the Company’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Deloitte reports directly to the Audit and Finance Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.
In this context, we have reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2021 with the Company’s management and Deloitte. This review included discussions with Deloitte regarding those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, we received from Deloitte the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and discussed with Deloitte their independence from the Company and its management. We also considered whether the provision of non-audit services to the Company is compatible with Deloitte’s independence.
Based on these reviews and discussions and the reports of Deloitte, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.
The Audit and Finance Committee
Rebecca L. Stahl (Chair)
Alan B. Howe
Joseph A. Tato

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL 6)
We are asking stockholders to approve an advisory resolution to approve our named executive officer (“NEO”) compensation as reported in this proxy statement as follows:
RESOLVED, that the stockholders of Babcock & Wilcox Enterprises, Inc. approve, on an advisory basis, the compensation of its named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement, including under the sections entitled “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers.”
It is our belief that our ability to hire, retain and motivate executive officers is essential to the success of the Company and its stockholders. Therefore, we generally seek to provide reasonable and competitive compensation for our executives with a substantial portion in the form of performance-based awards.
As a result, our executive compensation is structured in the manner that we believe best serves the interests of the Company and its stockholders. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which provides a more thorough review of our executive compensation philosophy and how that philosophy has been implemented. We have given considerable attention to how, why and what we pay our executives, which reflects input from our stockholders. Mr. Howe was nominated to serve as a director pursuant to the Investor Rights Agreement on behalf of B. Riley, our largest stockholder. Mr. Bartoli was nominated to serve as a director pursuant to the Investor Rights Agreement on behalf of Vintage, who was one of our largest stockholders prior to selling its shares to B. Riley in March 2021. We believe the views expressed by these directors are consistent with the views held by a number of our other stockholders on the best ways to align our executive compensation program and strategies to strengthen the Company and better position it for success. Recognizing that no single compensation structure will completely satisfy all stockholders, we believe that our executive compensation is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive stockholder value without encouraging them to take excessive risks in their business decisions.
Effect of Proposal
The resolution to approve our NEO compensation is not binding on us, the Board or our Compensation Committee. Accordingly, even if the resolution is approved, the Board and Compensation Committee retain discretion to change executive compensation from time to time if it concludes that such a change would be in the best interest of the Company and its stockholders. No determination has been made as to what action, if any, would be taken if our stockholders fail to approve NEO compensation. However, the Board and its Compensation Committee value the opinions of stockholders on important matters such as executive compensation and expect to carefully consider the results of this advisory vote when evaluating our executive compensation programs.
Advisory votes to approve NEO compensation are scheduled to be held once every year. The next advisory vote to approve NEO compensation is expected to occur at our 2023 annual meeting of stockholders.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the approval of named executive officer compensation. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will not have any effect on this proposal.

AMENDMENT TO THE BABCOCK & WILCOX ENTERPRISES, INC. 2021 LONG-TERM INCENTIVE PLAN (PROPOSAL 7)
Approval of the Amendment to the 2021 Long-Term Incentive Plan
At our 2021 Annual Meeting, our shareholders approved the Babcock & Wilcox Enterprises, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”). Our Board of Directors (the “Board”) approved, subject to stockholder approval, an amendment to the 2021 Plan on March 22, 2022 (the “Plan Amendment”). If the Plan Amendment is approved by our stockholders, it will increase the number of shares available for future grants under the 2021 Plan by 4,000,000 shares of our common stock.
The 2021 Plan replaced our Amended and Restated 2015 Long-Term Incentive Plan (Amended and Restated as of June 16, 2020) (referred to in this proxy statement as the “2015 LTIP”), and no new awards will be granted under the 2015 LTIP. As detailed further below, as of March 22, 2022, approximately 1,200,404 million shares of the Company’s common stock were then subject to outstanding awards granted under the 2015 LTIP, approximately 966,569 million shares of the Company’s common stock were then subject to outstanding awards granted under the 2021 Plan, and approximately 229,117 shares were available for future grant under the 2021 Plan. The new shares requested under the Plan Amendment would increase the number of shares available for future grants under the 2021 Plan by 4,000,000 shares of our common stock.
We use equity compensation awards to provide long-term incentive compensation and to attract and retain highly regarded employees and non-employee directors. The Board believes that our equity compensation program is an integral part of our approach to long-term incentive compensation, focused on stockholder returns, and our continuing efforts to align stockholder and management interests. We believe that growth in stockholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.
In view of the limited number of shares remaining available under the 2021 Plan, the Board approved the Plan Amendment to provide us with additional flexibility to continue to grant equity compensation awards in the future.
Key Features
The following features of the 2021 Plan are designed to help protect the interests of our stockholders:
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Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SAR, is 10 years.

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No repricing or grant of discounted stock options or SARs; no reload options/SARs. The 2021 Plan does not permit the repricing of stock options or SARs, either by amending an existing award or by substituting a new award at a lower price, without stockholder approval. The 2021 Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant. Reload grants of stock options and SARs are prohibited under the 2021 Plan.

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No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the 2021 Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the Company, however the Board may accelerate awards in their sole discretion. The 2021 Plan does not include a “liberal” change in control definition. We do not provide change in control excise tax gross-ups.

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Clawbacks. Awards granted under the 2021 Plan are subject to certain compensation recovery policies.

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Dividends on awards subject to vesting. We will not pay dividends or dividend equivalents on stock options or SARs. Dividend equivalents on other awards are subject to the same vesting requirements (both time-vesting and performance-vesting) as the underlying units or shares.

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Director Limits. The 2021 Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

Summary of the 2021 Plan
The following summary of the 2021 Plan, as proposed to be amended, does not purport to be a complete description of all of the provisions of the 2021 Plan. It is qualified in its entirety by reference to the complete text of the 2021 Plan which is attached to this proxy statement as Appendix D, which has been marked to show the changes by Plan Amendment.
Eligibility
Awards may be granted under the 2021 Plan to officers, employees, and consultants of the Company and its subsidiaries and to the Company’s non-employee directors. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of March 22, 2022, 5 non-employee directors and approximately 19 officers and other employees were eligible to participate in the 2021 Plan. In addition, approximately 5 individual consultants and advisors engaged by the Company and its subsidiaries were considered eligible under the 2021 Plan.
Administration
The 2021 Plan is administered by the Compensation Committee (the “Committee”). The Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Committee may delegate certain of its award authority to the extent permitted by applicable law. The Committee may amend, modify, or supplement the terms of any outstanding award including the authority, in order to effectuate the purposes of the Plan, to modify awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.
Number of Authorized Shares
The current number of shares of common stock authorized for issuance under the 2021 Plan is 1,250,000. This represents approximately 1.45%% of our common shares outstanding as of March 22, 2022. If the Plan Amendment is adopted, 5,250,000 shares of our common stock (approximately 6.08% of our common shares outstanding as of March 22, 2022) will be authorized for issuance under the 2021 Plan, increasing the total number of shares of our common stock authorized for issuance under the 2021 Plan from 1,250,000 to 5,250,000.
In addition, any shares subject to outstanding awards under the 2015 LTIP that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2021 Plan. The 1,301,167 shares of our common stock currently authorized under the 2021 Plan consist of the initial 1,250,000 shares of our common stock authorized under the 2021 Plan plus 51,167 shares that have become available as of March 22, 2022 as a result of the expiration or termination of 2015 LTIP awards. As of March 22, 2022, 1,200,404 shares of the Company’s common stock then remained subject to outstanding awards granted under the 2015 LTIP. Currently, up to 1,250,000 shares may be granted as incentive stock options under Section 422 of the Internal Revenue Code. The Plan Amendment would increase this limit on awards of incentive stock options by 4,000,000 shares, such that up to 5,250,000 shares may be granted under the 2021 Plan as incentive stock options. The shares of common stock issuable under the 2021 Plan consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.
The proposed amendment makes no changes to the share counting rules under the 2021 Plan as previously approved by our Stockholders. If any award is canceled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the 2021 Plan and thereafter are forfeited, the shares subject to such awards and the forfeited shares will again be available for grant under the 2021 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2021 Plan:
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any award that is settled in cash rather than by issuance of shares of common stock;

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shares tendered or withheld to pay the option exercise price or tax withholding for any award; and

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awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Only the net shares issued upon exercise of a stock-settled SAR will count against the share pool.

Adjustments
In the event of any corporate event or transaction, such as any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, or other distribution of stock or property of the Company, a combination or exchange of common stock, dividend in kind, or other like change in capital structure, number of outstanding shares of common stock, distribution (other than normal cash dividends) to stockholders, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of participants’ rights, will make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding awards, the purchase price for such shares, the number and kind of shares available for future issuance under the 2021 Plan, and other determinations applicable to outstanding awards.
Non-employee Director Award Limits
No awards may be granted under the 2021 Plan during any one calendar year to a non-employee director that exceed, together with any cash compensation paid to the non-employee director for service on the Board during such year, (i) $500,000 for a non- employee director not serving as the Chairman, and (ii) $750,000 for a non-employee director serving as the Chairman, in either case based on the grant date fair value for accounting purposes in the case of stock options or SARs and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group. The 2021 Plan permits the disinterested members of the Board to approve exceptions to this limit for one or more individual non-employee directors in extraordinary circumstances.
Types of Awards
The 2021 Plan permits the granting of any or all of the following types of awards:
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Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets the exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed 10 years), and other conditions on exercise.

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Stock Appreciation Rights (SARs). The Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2021 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

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Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with our company or the attainment of specified performance goals, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee. The Committee may also grant other types of equity or equity-based awards subject to the terms of the 2021 Plan and any other terms and conditions determined by the Committee.

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Performance Awards. The Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions. Business criteria include, but are not limited to, any of the following: (i) total sales, (ii) sales growth (with or excluding acquisitions), (iii) revenue-based measures for particular products, product lines, or product groups, (iv) income, (v) earnings per share of common stock, (vi) earnings before interest and taxes, (vii) earnings before interest, taxes, depreciation, and amortization, (viii) free cash flow, (ix) return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales (pre or post-tax), (x) cash flow return on investment, (xi) total shareholder return, (xii) stock price increases, (xiii) total business return, (xiv) economic value added or similar “after cost of capital” measures, (xv) return on sales or margin rate, in total or for a particular product, product line, or product group, (xvi) working capital (or any of its components or related metrics), (xvii) working capital improvement, (xviii) market share, (xix) measures of customer satisfaction (including survey results or other measures of satisfaction), (xx) safety (determined by reference to recordable or lost time rates, first aids, near misses, or a combination of two or more such measures or other measures), (xxi) measures of operating efficiency such as productivity, cost of non-conformance, cost of quality, on time delivery, and efficiency ratio, and (xxii) strategic objectives with specifically identified areas of emphasis such as cost reduction, acquisition assimilation synergies, acquisitions, or organization restructuring. Business criteria may include any derivations of those listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

No Repricing
Without stockholder approval, the Committee is not authorized to 1) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2021 Plan, such as stock splits, 2) take any other action that is treated as a repricing under generally accepted accounting principles, or 3) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units, or other equity award unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.
Clawback
Any award agreement may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a participant engages in certain detrimental activity. In addition, any award agreement or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any common stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Company’s common stock may be traded.
Transferability
Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.
Corporate Transactions and Change in Control
If the Company is a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company, outstanding awards will be subject to the agreement governing the transaction. Upon a change in control of the Company, the Committee may make such provisions as it deems appropriate with respect to outstanding awards under the 2021 Plan. “Change in control” is defined under the 2021 Plan and requires consummation of the applicable transaction.
Term, Termination and Amendment of the 2021 Plan
Unless earlier terminated by our Board of Directors, the 2021 Plan will terminate, and no further awards may be granted after May 20, 2031. Our Board may amend, suspend, or terminate the 2021 Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension, or termination of the 2021 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.
New Plan Benefits
The Company has not approved any awards that are conditioned upon stockholder approval of the Plan Amendment. The Company is not currently considering any other specific award grants under the 2021 Plan, other than the annual grants of stock awards to our non-employee directors described in the following paragraph. If the Plan Amendment had been in existence in fiscal 2021, the Company expects that its award grants for fiscal 2021 would not have been substantially different from those actually made in that year under the 2021 Plan prior to the Plan Amendment. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2020, see the material under the heading “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers” below.
As described under “Director Compensation” above, under our current compensation policy for non-employee directors, each non-employee director receives an annual stock award, with the number of shares subject to each award to be determined by dividing $95,000 by the closing price of our common stock on the grant date. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount set forth above into shares is $8.00, the number of shares that would be allocated to the Company’s five non-employee directors as a group pursuant to the annual grant formula is approximately 59,375. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2022 through 2030 (the nine remaining years in the term of the 2021 Plan) based on that assumed stock price. This calculation also assumes that there are no new eligible directors, there continue to be five eligible directors seated and there are no changes to the awards granted under the director equity grant program.
Additional Data
The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the Plan Amendment.
“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2015 LTIP and 2021 Plan, that were subject to outstanding stock options and SARs granted under the 2015 LTIP and 2021 Plan, and that were then available for new award grants under the 2015 LTIP and 2021 Plan as of December 31, 2021 and as of March 22, 2022. In this Plan Amendment proposal, the number of shares of the Company’s common stock subject to restricted stock and restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. As to the number of shares of the Company’s common stock subject to restricted stock and restricted stock unit awards outstanding on any particular date, the information is presented including the crediting of dividend equivalents on the awards through that date, to the extent the dividend equivalents are payable in shares of common stock.
As of December 31, 2021
	Granted under 2015 LTIP	Granted under 2021 Plan	Total
Shares subject to outstanding restricted stock and restricted stock unit awards (including vested but deferred RSUs and excluding performance-based vesting awards)	912,210	857,432	1,769,642
Shares subject to outstanding performance-based vesting restricted stock and restricted stock unit awards	0	0	0
Shares subject to outstanding stock options and SARs	288,194	0	0
Shares available for new award grants	0	377,270

As of March 22, 2022
	Granted under 2015 LTIP	Granted under 2021 Plan	Total
Shares subject to outstanding restricted stock and restricted stock unit awards (including vested but deferred RSUs and excluding performance-based vesting awards)	912,210	966,569	1,878,779
Shares subject to outstanding performance-based vesting restricted stock and restricted stock unit awards	0	0	0
Shares subject to outstanding stock options and SARs	288,194	0	0
Shares available for new award grants	0	229,117	0
The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 31,513,622 shares issued and outstanding in 2019; 48,710,293 shares issued and outstanding in 2020; and 82,390,913 shares issued and outstanding in 2021. The number of shares of the Company’s common stock issued and outstanding as of December 31, 2021 and March 22, 2022 was 86,260,649 and 86,334,082 shares, respectively.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2015 LTIP and 2021 Plan in each of the last three fiscal years, and to date (as of March 22, 2022) for 2022, are as follows:
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2,224,698 shares in 2019 (which was 7.06% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2019), all of which shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), no shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and no shares were subject to stock options and SARs, and all of which were granted under the 2015 LTIP;

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2,443,000 shares in 2020 (which was 5.02% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2020), of which 1,168,000 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,250.000 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and no shares were subject to stock options and SARs, all of which were granted under the 2015 LTIP;

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1,151,897 shares in 2021 (which was 1.40% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2021), of which 1,151,897 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards) (of which 225,000 were awarded under the 2015 LTIP and 926,897 were awarded under the 2021 Plan), zero shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and zero shares were subject to stock options and SARs; and

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167,887 shares in 2022 through March 22, 2022 (which was .19% of the number of shares of the Company’s common stock issued and outstanding on March 22, 2022), of which 167,887 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), zero shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and zero shares were subject to stock options and SARs, all of which were awarded under the 2021 plan.

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2015 LTIP and 2021 Plan per year over the last three fiscal years (2019, 2020 and 2021) has been, on average, 3.58% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year. Performance-based vesting awards have been included above in the year in which the award was granted.

The total number of shares of our common stock that were subject to awards granted under the 2015 LTIP and 2021 Plan that terminated or expired, respectively, in each of the last three fiscal years, and to date (as of March 22, 2022) in 2022, are as follows: 167,662 in 2019, 254,964 in 2020, 104,080 in 2021, and zero in 2022. This includes 54,167 of terminated or expired shares from 2021 that are available for new grant awards under the 2021 Plan (51,167 issued under the 2015 LTIP and 3,000 under the 2021 Plan). Shares subject to 2021 Plan awards that terminated or expired, or were withheld to cover tax withholding obligations arising with respect to the award, and became available for new award grants under the 2021 Plan, as the case may be, have been included when information is presented in this Plan Amendment proposal on the number of shares available for new award grants under the 2021 Plan.
The Compensation Committee anticipates that the 4,000,000 additional shares requested under the Plan Amendment, when taken into account with the shares currently available under the 2021 Plan (assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards), will provide the Company with flexibility to continue to grant equity awards under the 2021 Plan through approximately the end of 2024 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.
The closing price of a share of our common stock as of March 22, 2022 was $8.71.
Aggregate Past Grants Under the Plan
As of March 22, 2022, awards covering 1,094,784 shares of our common stock had been granted under the 2021 Plan
Name	Number of RSUs Granted
Named Executive Officers:
Kenneth M. Young – Chief Executive Officer	200,000
Louis Salamone Jr. – Chief Financial Officer	120,000(1)
Jimmy B. Morgan – Chief Operations Officer	135,000(1)
John J. Dziewisz – General Counsel	75,000
All current executive officers as a group	530,000
All current non-employee directors as a group	119,895
Each nominee for election as a director	—
Each associate of any of the foregoing	—
Each other person who received at least 5% of all options granted	—
All consultants, excluding current executive officers	112,887
All employees, excluding current executive officers	332,002

(1)
Messrs. Salamone and Morgan received an incentive award issued via a share grant that vested immediately on January 3, 2022. This incentive award was related to a specific project win for which they were instrumental in securing for the Company in late 2021. They received 20,000 and 35,000 shares respectfully.

Equity Compensation Plan Information
The Company currently maintains two equity compensation plans: the 2021 Plan and the 2015 LTIP, each of which was approved by the Company’s stockholders. Stockholders are also being asked to approve an amendment to the 2021 Plan to increase the number of shares available for future grants under the plan, as described above. As noted above, no new awards may be granted under the 2015 LTIP.
The following table sets forth, for the 2021 Plan and the 2015 LTIP, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options and SARs, and the number of shares remaining available for future award grants as of December 31, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights(1)	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(2)
Equity compensation plans approved by security holders	2,057,836	102.75	377,270
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,057,836	102.75	377,270

(1)
The number of securities included within this column includes RSUs of 1,769,642 which are not considered in determining the weighted-average exercise price of $102.75 included above.

(2)
All of the securities disclosed in this column are available for future issuance other than upon the exercise of an option or right, and all are available under the 2021 Plan.

Federal Income Tax Information
The following is a brief summary of the U.S. federal income tax consequences of the 2021 Plan generally applicable to our company and to participants in the 2021 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations, each as in effect on the date of this proxy statement, and is subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of 1) one year from the date the participant exercised the option, and 2) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Other Stock-Based Awards. The U.S. federal income tax consequences of other stock-based awards will depend upon the specific terms of each award.
Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code, such as the $1 million deduction limit under Internal Revenue Code Section 162(m) (applicable to compensation paid to certain covered employees).
Section 409A. We intend that awards granted under the 2021 Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2021 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The 2021 Plan permits withholding obligations to be satisfied through share withholding at up to maximum statutory rates. We are not required to issue any shares of common stock or otherwise settle an award under the 2021 Plan until all tax withholding obligations are satisfied.
Recommendation and Vote Required
Our Board unanimously recommends that stockholders vote “FOR” the amendment to the 2021 Long-Term Incentive Plan. Approval of this proposal requires the affirmative vote of a majority of the shares cast on the matter. Abstentions are considered as votes cast and, as a result, will have the effect of an “AGAINST” vote. In general, brokers do not have discretionary authority on proposals relating to equity compensation plans. Therefore, absent instructions from you, your broker may not vote our shares on this proposal. Broker non-votes will have no effect on the vote on this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

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Executive Summary

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We are Committed to Compensation Best Practices

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Compensation Philosophy and Process

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Key 2021 Compensation Decisions

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Other Compensation Practices and Policies

Executive Summary
2021 PERFORMANCE
Our results for the full year 2021 reflect the continued momentum of our growth strategies driving significant year-over-year growth in revenue, net income, and adjusted EBITDA in addition to our highest level of annual bookings since 2017. During 2021, we focused on execution by booking four renewable waste-to-energy new build projects, closing several strategic acquisitions, and continuing to invest and build our ClimateBrightTM decarbonization platform. Full year 2021 net income was $31.5 million, an improvement of $41.8 million compared to a loss of $10.3 million in 2020. Adjusted EBITDA improved to $70.6 million compared to $45.7 million in 2020. Total bookings in 2021 were $779.0 million, and backlog at December 31, 2021 was $639.0 million, a 19.4% increase in backlog compared to December 31, 2020. Additional information regarding adjusted EBITDA, a non-GAAP financial measure, can be found in Appendix A. Consolidated revenues in 2021 were $723.4 million, up 28% compared to 2020. The improvement was primarily due to a higher level of activity in our Thermal and Environmental segments, expanded geographic presence and improved strategies to mitigate the continued impact of COVID-19, as well as the acquisitions of Fosler Construction and VODA in our Renewable segment. GAAP operating income in 2021 was $20.8 million, compared to an operating loss of $1.7 million in 2020. This increase was primarily due to the revenue increase discussed above. Operating income in the prior year was inclusive of a non-recurring insurance loss recovery of $26.0 million. The Company achieved its 2021 adjusted EBITDA target of more than $70 million, with adjusted EBITDA of $70.6 million compared to $19.7 million in 2020, excluding the non-recurring insurance loss recovery of $26.0 million in 2020. Looking forward to 2022, the strategic actions and growth strategies we have been working on for several years are materializing which is supported by our recent significant bookings, substantially increased backlog, and our more than $7.5 billion of identified pipeline opportunities over the next three years which does not include our high-margin parts and services business. As B&W continues to deploy our innovative environmental and renewable offerings, including our waste-to-energy and ClimateBrite decarbonization technologies, we are confident that our capabilities will continue to demonstrate B&W’s role as a leader and an innovator that advances the world’s energy transition solutions.
2021 PAY-FOR-PERFORMANCE
Our executive compensation programs are based on a strong alignment between pay and performance, and this is reflected in the payout amounts under our annual incentive program and the value of earned awards granted under our long-term incentive program. Decisions by the Compensation Committee of the Board, which we refer to in this discussion as the “Compensation Committee,” in 2021 also took into account prior feedback from our stockholders and concern for retention of key personnel while we address operational issues.
We again did not perform as expected in 2021. For the fourth year in a row, no payment was earned under the financial component of the annual cash incentive program. See “2021 Summary Compensation Table” for a comparison of the total compensation received by our NEOs in 2021 versus 2020 and 2019, as applicable.
MANAGEMENT OVERVIEW
Compensation decisions for our NEOs are made by the Compensation Committee. Key features of our executive compensation program for the NEOs are outlined in this “Compensation Discussion and Analysis”.

The following four NEOs were still serving as our executive officers as of December 31, 2021.
NAME	TITLE (AS OF LAST DAY OF 2021)
Kenneth M. Young	Chief Executive Officer
Louis Salamone	Chief Financial Officer
John J. Dziewisz	Senior Vice President & Corporate Secretary
Jimmy B. Morgan	Chief Operating Officer
Robert M. Caruso was also an NEO for 2021. Mr. Caruso stepped down as Chief Implementation Officer, effective March 4, 2021.
THIRD-PARTY COMPENSATION ARRANGEMENTS
We are party to contractual arrangements with third parties with respect to the services of Messrs. Young and Caruso.
While serving as our Chief Executive Officer, Mr. Young continues to receive his salary and benefits from B. Riley Financial, Inc. and its affiliates. Pursuant to a consulting agreement between us and an affiliate of B. Riley Financial, Inc. (the “B. Riley Affiliate”), we paid the B. Riley Affiliate $62,500 per month in return for Mr. Young’s services as Chief Executive Officer during 2021. In 2021 we granted Mr. Young RSUs that are further described below. In addition, we provided commuting expenses to Mr. Young for travel between his home in Washington DC and our corporate headquarters in Akron, OH.
Mr. Caruso served as a Managing Director with Alvarez & Marsal from September 2006 to March 2021. Pursuant to the professional services agreement between us and Alvarez & Marsal, Mr. Caruso received a salary and benefits from Alvarez & Marsal for the portion of 2021 Mr. Caruso provided services to the Company. In connection with Mr. Caruso’s service as Chief Implementation Officer of the Company, we paid Alvarez & Marsal an additional $1,000 per hour subject to a maximum of $150,000 per month under the professional services agreement. If, at the end of the month, actual fees incurred for Mr. Caruso’s services exceeded $150,000, such excess (up to a maximum of $75,000 per month) was reserved and applied to any future month in which the actual fees for Mr. Caruso’s services did not reach $150,000. In addition, we paid Alvarez & Marsal additional incentive fees, including a $500,000 incentive fee upon the closing of Amendment No. 3 to the Amended and Restated Credit Agreement, entered into by and between the Company and Bank of America, N.A. on March 4, 2021 and a fee equal to 5% of annualized cost-savings initiated by Mr. Caruso. We also retain Alvarez & Marsal for other professional services not directly related to the services of Mr. Caruso.
2021 SAY-ON-PAY VOTE
At our 2021 annual meeting, we received roughly 99% approval on our advisory vote to approve NEO compensation. We considered this to be a strong affirmation that our stockholders support our executive compensation program. We hope to continue to achieve high levels of support in future votes and intend to continue our efforts to engage with our stockholders for their views on our compensation programs.

2021 COMPENSATION MIX
The following charts illustrate the target mix of base salary, annual incentive awards and equity incentive awards (based on the grant date fair value of the award as determined for accounting purposes) for Mr. Young and our other NEOs who were serving as executive officers as of the end of 2021, highlighting the performance-driven focus of the compensation opportunities:
2021 Target Total Direct Compensation
Mr. Young, Chief Executive Officer(1)	Other NEOs
(1)
Mr. Young serves as chief executive officer pursuant to a third-party consulting agreement with the B. Riley Affiliate. Base salary is payable to the B. Riley Affiliate. Long-term incentive compensation is payable directly to Mr. Young.

KEY 2021 PROGRAM ELEMENTS
The main elements of our 2021 executive compensation program, a description of each element, and an explanation as to why we pay each element, are provided below (although not all NEOs received some or all of these compensation elements, as discussed above):
Compensation Element	Description	Objectives
Base Salary	Fixed cash compensation; reviewed annually and subject to adjustment	Attract, retain and motivate the NEO
Annual Cash Incentive Compensation	Short-term cash incentive compensation paid based on performance against annually established financial performance goals	Reward and motivate the NEO for achieving key short-term performance objectives
Long-Term Equity Compensation	Annual equity compensation awards of restricted stock units and performance-based restricted stock units	Align NEO interests with those of our stockholders by rewarding the creation of long-term stockholder value and encouraging stock ownership
Health, Welfare and Retirement Benefits	Qualified retirement plans and health care and insurance	Attract and retain the NEO by providing market-competitive benefits
Severance and Change in Control Arrangements	Reasonable severance payments and benefits provided upon an involuntary termination, including an involuntary termination following a change in control of the Company	Help attract and retain high quality talent by providing market-competitive severance protection, and help encourage the NEO to direct his or her attention to stockholders’ interests, notwithstanding the potential for loss of employment in connection with a change in control

We Are Committed to Compensation Best Practices
The Compensation Committee believes that our executive compensation program follows best practices aligned to stockholder interests, summarized below:
WHAT WE DO	WHAT WE DON’T DO
Pay-for-performance philosophy emphasizes compensation tied to creation of stockholder value, with a significant portion of NEOs’ overall compensation tied to our performance	No excise tax gross-ups upon a change in control
Robust compensation governance practices, including annual CEO performance evaluation process by independent directors, thorough process for setting rigorous performance goals, compensation committee comprised solely of independent directors and use of an independent compensation consultant	No discounting, reloading or re-pricing of stock options without stockholder approval
Limited perquisites and reasonable severance and change in control protection that requires involuntary termination	No guaranteed incentive awards for executives
Clawback provisions in annual and equity incentive compensation plans	No “single trigger” change in control acceleration of equity awards or severance payments
Policies prohibiting executives for hedging or pledging our stock
Strong stock ownership guidelines for executives (five times base salary for CEO and three times base salary for other NEOs)
Annual say-on-pay vote to approve compensation paid to our NEOs
OUR COMPENSATION PHILOSOPHY
We emphasize pay-for-performance, rewarding those who achieve or exceed their goals, and we use annual cash incentives and equity incentives to drive for strong results for our stockholders.
Our compensation program is designed to:
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Incent and reward annual and long-term performance;

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Set rigorous, but motivating goals;

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Align interests of our executives with our stockholders; and

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Attract and retain well-qualified executives.

The Compensation Committee generally works with management to help ensure the compensation program aligns with industry standards and has a balanced design that will achieve the desired objectives.
The roles and the responsibilities of the Compensation Committee, management and our independent compensation consultant for 2021 are summarized here.
Compensation Committee (Three Independent Directors)
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Established and implemented our executive compensation philosophy;

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Aimed to ensure the total compensation paid to our NEOs was fair and competitive, and motivated high performance; and

•
Subscribed to a “pay-for-performance” philosophy when designing executive compensation programs that intended generally to place a substantial portion of each executive’s target compensation “at risk” and make it performance-based, where the value of one or more elements of compensation was tied to the achievement of financial or other measures we considered important drivers in the creation of stockholder value.

B&W Management
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Prepared information and materials for the Compensation Committee relevant to matters under consideration by the Compensation Committee;

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Messrs. Young and Salamone each provided recommendations regarding compensation of certain of the other NEOs (Messrs. Morgan and Dziewisz); and

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Messrs. Young and Salamone and senior human resources personnel attended Compensation Committee meetings and, as requested by the Compensation Committee, participated in deliberations on executive compensation (other than their own).

Consultant to our Compensation Committee
In 2021, we hired Willis Towers Watson (WTW) as an independent compensation consultant to:
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Provide the Compensation Committee with information and advice on the design and structure of executive and director compensation;

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Review market survey and proxy compensation data for comparative market analysis;

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Advise the Compensation Committee on external market factors and evolving compensation trends; and

•
Provide the Company assistance with regulatory compliance and changes regarding compensation matters.

During 2021, WTW performed other broad-based compensation consulting work for the Company. However, the engagement by the Compensation Committee does not raise any conflict of interest with the Company or any of its directors or executive officers.
Plan Design and Risk Management
We subscribe to a “pay-for-performance” philosophy. As such:
Incentive Compensation Tied to Performance — Generally, our participating NEOs’ annual cash incentive compensation is “at risk,” with the value tied to the achievement of financial and other measures we consider important drivers of stockholder value.
•
Equity Incentive Compensation Subject to Forfeiture for Certain Acts — The Compensation Committee may generally terminate outstanding equity awards if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (2) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

•
Annual and Equity Compensation Subject to Clawbacks — Incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.

•
Stock Ownership Guidelines — Our executive officers and directors are subject to stock ownership guidelines, which help to promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders.

The Compensation Committee reviewed the risks and rewards associated with our compensation programs. The programs were designed with features that mitigate risk without diminishing the incentive nature of the compensation.

We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term. Management and the Compensation Committee do not believe any of our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.
Key 2021 Compensation Decisions
BASE SALARIES
The Compensation Committee believes that the payment of a competitive base salary is a necessary element of any compensation program. Base salary levels also affect short-term cash incentive compensation because each NEO’s target opportunity is expressed as a percentage of base salary.
In setting base salaries, the Compensation Committee considers, among other things, comparability to compensation practices and compensation data from companies with whom we compete for executive talent from the engineering and construction, aerospace and defense, heavy electrical equipment and industrial machinery industries, our financial resources, our contractual obligations to our NEO’s and certain third party service providers, as well as the level of experience and expertise of individuals. No particular weight is assigned to any individual item.
The Compensation Committee reviewed the NEO base salaries at the beginning of 2021 and determined that the salaries that had been in effect for 2020 remained appropriate for 2021.
The following table shows the 2021 annual base salary approved by the Compensation Committee for each of the NEOs.
NAME	ANNUAL BASE SALARY AS OF DECEMBER 31, 2021	ANNUAL BASE SALARY AS OF DECEMBER 31, 2020	PERCENTAGE INCREASE
Louis Salamone Jr.	$475,000	$475,000	—
Jimmy B. Morgan	$500,000	$500,000	—
John J. Dziewisz	$365,000	$365,000	—
As discussed above, Mr. Young continued to receive his annual salary from B. Riley Financial, Inc., and Mr. Caruso was paid his annual salary by Alvarez & Marsal, while we paid compensation with respect to these individuals pursuant to third-party arrangements.
ANNUAL CASH INCENTIVES
The Compensation Committee believes that providing an annual cash incentive opportunity is a necessary element of any compensation program, which motivates management to achieve thoughtfully determined strategic objectives, including financial performance objectives.
2021 Executive Cash Incentive Plan
For 2021, we provided participating NEOs with a performance bonus opportunity called the Executive Cash Incentive Plan (the “2021 ECIP”) that challenged them to enhance Company performance with respect to adjusted EBITDA. The Committee structured 100% of their incentive opportunities based on the achievement of these initiatives.
Target Awards. Each participating NEO had a target annual incentive award. The target award amounts were established by the Compensation Committee taking into account each participating NEO’s experience, role and scope of duties.
All NEOs except Mr. Caruso were participants in the 2021 ECIP. Mr. Caruso served as a consultant through a third-party relationship, and was not invited to participate in the 2021 ECIP.
2021 Performance Bonus Payout. As described in more detail below, based on our 2021 performance, no payments were made under the 2021 ECIP.

2021 ECIP Design. The Compensation Committee determined that, in order to better align our executives’ interests with those of our investors with respect to enhanced financial performance and to align our compensation regime with investor communications and internal management of our business, the awards under the 2021 ECIP would be based on adjusted EBITDA of the Company. Adjusted EBITDA was selected as the only metric under the 2021 ECIP because of the importance that the Board and management placed on growing earnings.
The Compensation Committee believes that our forecasting process produces rigorous goals that are reasonably achievable if the businesses perform as expected. As a result, the Compensation Committee set the target level of performance based on forecast. The adjusted EBITDA goal established by the Compensation Committee for the 2021 ECIP was $75M after payment of bonuses.
In early 2022, our Compensation Committee reviewed the 2021 financial performance results and determined that for purposes of our 2021 ECIP, our adjusted EBITDA was $70.6 million (additional information regarding adjusted EBITDA can be found in Appendix A). Accordingly, we did not achieve the adjusted EBITDA goal, and as a result, the 2021 ECIP payout percentage was determined to be 0% for all participants.
LONG-TERM CASH INCENTIVE AWARDS
On September 11, 2020, the Compensation Committee approved and established a long-term cash incentive structure for certain eligible employees including all of the NEOs. The long-term cash incentive awards are designed to incentivize growth in our adjusted EBITDA over the next two years. Each recipient of a long-term cash incentive award has a bonus opportunity based 50% on our adjusted EBITDA for 2021 and 50% on our adjusted EBITDA for 2022. The adjusted EBITDA goal for the long-term cash incentive awards for our NEOs in 2021 was $75 million which was not achieved. To the extent an award recipient is eligible for a bonus based on our adjusted EBITDA for 2022 and except as the Compensation Committee may otherwise provide, the participant will only earn the bonus if the participant remains employed with us or one of our subsidiaries through December 31, 2023; provided that the Compensation Committee may pay up to half of any such bonus opportunity corresponding to 2022 following the end of that year (subject to clawback, unless otherwise provided by the Compensation Committee, if the participant ceases to be employed with us or one of our subsidiaries prior to December 31, 2023). The portion of the bonus attributable to our 2022 EBITDA goal for each of our NEOs is as follows: Kenneth M. Young- $750,000; Jimmy B. Morgan- $750,000; Louis Salamone- $475,000; and John Dziewisz- $325,000. Given that our adjusted EBITDA achieved for 2021 was $70.6 million, none of the NEOs earned the 2021 portion of his long-term cash incentive award.
EQUITY INCENTIVE AWARDS
The Compensation Committee believes that it is important to attract and retain qualified personnel by offering an equity-based program that is competitive and that is designed to encourage each of our NEOs to balance short-term Company goals with long-term performance and to foster executive retention.
In 2021, we provided equity incentive compensation awards to our NEOs in the form of time-based RSUs. The decision by the Compensation Committee to grant restricted stock units rather than stock options was based on the belief that fewer RSUs could be granted (relative to stock options) to deliver the same grant date fair value, RSUs have retentive value even if our stock price does not appreciate and continue to align the executives’ interests with the interests of stockholders as the value of the awards is dependent upon our stock price. In determining to grant RSUs to our executives, the Compensation Committee took into account the need to provide meaningful long-term incentives to our executives and employees in light of the fact that previously issued performance stock units granted in 2016 had not paid out, our outstanding stock options and SARs were underwater (and therefore had limited incentive and retention value), and the impact of the global COVID pandemic made it difficult to establish meaningful long-term performance goals. For all executives, the time-based RSU awards vest ratably over three years. The 2021 RSU awards were granted by the Compensation Committee effective August 25, 2021.
The aggregate value of the awards granted in 2021 was generally based on the Compensation Committee’s review of each participating NEO’s experience, role and scope of duties, in order to provide competitive equity incentive opportunities. Use of equity-based awards, together with our meaningful stock ownership requirements, was intended to further align the interests of participating NEOs with the interests of our stockholders, which is another important objective of our executive compensation program.

The following table summarizes the number of shares subject to the 2021 equity incentive awards for each participating NEO:
2021 Long-Term Incentive Awards
NAME	RESTRICTED STOCK UNITS
Kenneth M. Young	200,000
Louis Salamone Jr.	100,000
Jimmy B. Morgan	100,000
John J. Dziewisz	75,000
Executives such as Mr. Caruso who served us as consultants through third party relationships are not generally eligible annual equity incentive awards from us. As described below, the Compensation Committee did grant RSUs to Mr. Young, despite Mr. Young’s consultancy arrangement with us, in order to better retain his services and align his interests with those of our shareholders. Such RSUs were granted to Mr. Young directly and not the B. Riley Affiliate, in order to provide an incentive directly to Mr. Young.
2020 Long-Term Incentive Awards
In 2020, our long-term incentive awards included restricted stock units subject to performance-based vesting requirements. The performance-based vesting requirement was the attainment of a closing price of our common stock of at least $7.00 on any day until the fifth anniversary of the grant date, which would be a 200% increase from the stock price on the grant date. The vesting requirement was satisfied on February 10, 2021, when the closing price of our common stock equaled $7.25, on which date the awards vested in full.
OTHER OUTSTANDING RETENTION AWARDS
In 2019, the Compensation Committee approved a special, cash-settled award to Mr. Morgan of $100,000. This award was granted as a retention tool, in light of Mr. Morgan’s critical position as the new Chief Operating Officer. The award to Mr. Morgan provided for the payment of $50,000 in each of October 2020 and October 2021, subject to his continued employment through the applicable vesting date.
In March 2022, the Compensation Committee awarded retention bonus opportunities (the “Retention Bonuses”) to employees, including all of our NEOs, who satisfied certain eligibility criteria. The Compensation Committee determined that the Retention Bonuses were appropriate given our employees’ efforts relative to the Company’s strong financial performance during 2021, the fact that annual incentives under the 2021 EICP did not pay out because the performance target was narrowly missed as discussed above, and the need to retain our leadership team and key talent. The Retention Bonuses granted to the NEOs were as follows: Kenneth M. Young- $1,000,000; Jimmy B. Morgan- $300,000; Louis Salamone- $300,000; and John Dziewisz- $300,000. Each NEO Retention Bonus recipient will vest in the Retention Bonus only if the recipient remains employed with us or one of our subsidiaries through March 15, 2025, or if the recipient’s employment is terminated without cause or due to the recipient’s death or disability.
BENEFITS
To the extent they are eligible, NEOs may participate in our tax-qualified 401(k) plan and various health and welfare plans on the same basis as other eligible employees of the Company. The 401(k) plan had not included an employer matching contribution since April 30, 2020. However, on January 1, 2022, the Company reinstated the matching benefit up to 5% of eligible compensation for plan participants.
Certain NEOs have also participated in the non-qualified defined contribution retirement plan, referred to as the “Restoration Plan”. In November 2019, the Compensation Committee elected to freeze all employee deferrals and Company contributions to the Restoration Plan with respect to compensation earned beginning on or after January 1, 2020. See “2021 Non-qualified Deferred Compensation” for additional information about these plans.

SEVERANCE AND CHANGE IN CONTROL PROTECTION
Participating NEOs are eligible to receive certain severance benefits in case of an involuntary termination without “cause,” including a resignation by the executive due to certain adverse changes in employment that constitute “good reason.” Different provisions apply for an involuntary termination that occurs before or following a change in control of the Company. Severance benefits for a termination occurring before a change in control are generally provided for the participating NEOs in accordance with our Executive Severance Plan. Messrs. Morgan and Dziewisz participate in the Executive Severance Plan. Severance benefits for an involuntary termination during a two-year protected period following a change in control are provided under a separate change in control agreement with each participating NEO. Mr. Morgan is the only participating NEO with a change in control agreement, which requires both a change in control and a “Covered Termination” (in other words, a double trigger) for any severance payments thereunder. The Compensation Committee believes the severance benefits provided to these NEOs are reasonable in both amount and type. These arrangements do not provide for any tax gross-ups. The change in control agreements with each participating NEO include covenants regarding protection of confidential information, non-solicitation of employees and customers and non-competition as a condition to the severance benefits. Our equity grant agreements also provide for double-trigger vesting upon a change in control.
The benefits under the Executive Severance Plan and the change in control agreements are further described below under “Potential Payments Upon Termination or Change in Control.”
The Compensation Committee believes that these arrangements serve a number of important purposes for our stockholders. They help us attract and retain top quality executives and represent standard arrangements at most public companies as part of a competitive total compensation package. The change in control agreements also better allow executives to objectively evaluate potential transactions.
STOCK OWNERSHIP REQUIREMENTS
We maintain stock ownership guidelines that apply to our NEOs, with the exception of Mr. Caruso who doesn’t receive equity grants through the Company. These guidelines establish minimum stock ownership levels of two to five times annual base salary for executives. The ownership multiples applicable to our continuing NEOs are:
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CEO — Five times base salary; and

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Other NEOs — Three times base salary.

Continuing NEOs have five years to achieve their respective minimum ownership levels. The Governance Committee annually reviews the compliance with these guidelines and has discretion to waive or modify the stock ownership guidelines. All continuing NEOs are currently in compliance with our stock ownership guidelines.
NO HEDGING OR PLEDGING TRANSACTIONS
We maintain a policy that prohibits all directors, officers and employees from trading in puts, calls or other options on our common stock or otherwise engaging in hedging transactions that are designed to hedge or offset any decrease in the market value of our common stock. The directors, officers and employees are also prohibited from pledging our securities and engaging in short sales of our securities.
COMPENSATION RECOVERY (CLAWBACK) POLICY
Annual and equity incentive compensation awards generally include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.
TIMING OF EQUITY AWARD APPROVALS
To avoid timing stock awards ahead of the release of material nonpublic information, the Compensation Committee generally approves the annual stock option and other stock awards effective as of the third day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the SEC.
TAX CONSIDERATIONS
Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before

November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Company’s Compensation Committee under a plan approved by the Company’s stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.
As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
We have reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Form 10-K.
The Compensation Committee
Alan B. Howe (Chair)
Philip B. Moeller
Rebecca L. Stahl

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following table summarizes (as applicable) the compensation of each person who served as our Chief Executive Officer (“CEO”) during 2021, each person who served as our Chief Financial Officer (“CFO”) during 2021, the two highest-paid executive officers other than the CEOs and CFOs who were still serving as executive officers as of December 31, 2021. We refer to these persons as our Named Executive Officers or NEOs.
2021 Summary Compensation Table
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	ALL OTHER COMPENSATION(4)	TOTAL ($)
Kenneth M. Young Chief Executive Officer	2021	750,000(1)		1,456,000					2,206,000
	2020	750,000		1,125,000				102,204	1,977,204
	2019	750,000	2,000,000	2,226,000		1,000,000		34,636	6,010,636
Louis Salamone Jr. Chief Financial Officer	2021	475,000		769,000					1,244,000
	2020	475,000		875,000				192,242	1,542,242
	2019	475,000	750,000	742,000		300,000		45,736	2,312,736
Jimmy B. Morgan Chief Operating Officer 2020	2021	500,000	50,000(2)	769,000					1,269,000
	2020	493,750	50,000	875,000				100,138	1,518,888
	2021	415,625	82,000	659,750		21,075		30,468	1,208,918
John J. Dziewisz Sr. Vice President & Corporate Secretary	2021	365,000		576,750					941,750
	2020	330,000		804,600			120,212	3,792	1,258,604

(1)
With respect to Mr. Young, represents consultant fees paid to third party provider, with respect to Mr. Young’s salary. Mr. Young serves as CEO pursuant to a consulting agreement with the B. Riley Affiliate. See ”Compensation Discussion and Analysis — Third Party Compensation Arrangements.”

(2)
With respect to Mr. Morgan, represents the payout during 2021 of a portion of the special cash retention bonus granted in 2019, which vested over two years. See “Compensation Discussion and Analysis — Other Outstanding Retention Awards.”

(3)
Represents the aggregate grant date fair value of time-based RSUs granted during fiscal year 2021 and computed in accordance with FASB ASC Topic 718. With respect to Messrs. Salamone, Morgan and Dziewisz time-based RSUs vest ratably in three annual installments beginning on August 11, 2022 and for Mr. Young beginning on November 3, 2022 for his time-based RSUs which also vest ratably in three annual installments. All such future vesting events are subject to continued employment through the date of vesting. For additional information, see Note 20 (“Stock-Based Compensation”) to our audited financial statements for the fiscal year ended December 31, 2021, included in our annual report on Form 10-K for the year ended December 31, 2021 (and, for awards granted in prior fiscal years, the corresponding note to our audited financial statements in our annual report on Form 10-K for that year).

(4)
The total value of all perquisites and personal benefits provided to each NEO during 2021 was less than $10,000, and thus such values have been excluded in accordance with applicable SEC rules. On occasion, when our NEOs travel on an aircraft leased or chartered by the Company for business purposes, a personal guest of the executive may accompany the executive by occupying a seat on the aircraft that would otherwise be unoccupied. In these situations, any incremental cost to the Company for the personal air travel is paid for or reimbursed by the executive.

2021 Grants of Plan-Based Awards
The following table provides additional information on stock awards and option awards, plus non-equity incentive plan awards, made to our participating NEOs by us during the year ended December 31, 2021. With respect to stock awards and option awards, the amounts of such awards in this table and the tables that follow reflect adjustments to such awards that were approved by the Compensation Committee, as described below.
NAME	GRANT DATE	COMMITTEE ACTION DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(2)	EXERCISE OR BASE PRICE OF OPTION AWARDS	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3)
			THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Mr. Young	—	—	N/A	800,000(1)	N/A		—		—	—	—

	9/11/2020	9/11/2020	N/A		N/A		—		—	—	—
	11/3/2021	11/3/2021	—	—	—		—		200,000	—	1,456,000
Mr. Salamone	—	—	N/A	500,000(1)	N/A		—		—	—	—

	9/11/2020	9/11/2020	N/A		N/A		—		—	—	—
	8/11/2021	8/11/2021	—	—	—		—		100,000	—	769,000
Mr. Morgan	—	—	N/A	500,000(1)	N/A		—		—	—	—

	9/11/2020	9/11/2020	N/A		N/A		—		—	—	—
	8/11/2021	8/11/2021	—	—	—		—		100,000	—	769,000
Mr. Dziewisz	—	—	N/A	365,000(1)	N/A		—		—	—	—

	9/11/2020	9/11/2020	N/A		N/A		—		—	—	—
	8/11/2021	8/11/2021	—	—	—		—		75,000	—	576,750

(1)
Except as disclosed in footnote (5), these columns reflect the target annual cash incentive opportunities under the special performance bonus opportunity for all NEOs (pursuant to the 2021 ECIP described above in the “Compensation Discussion and Analysis”), except Mr. Caruso who was not eligible to participate. At the time of the filing of this proxy statement, the actual results of our special performance bonus opportunity were certified, and our NEOs did not receive any payout amounts under the 2021 ECIP (as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table).

The amounts reflected in the “target” column under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represent the value of the payout opportunity at target financial performance levels.
See “Compensation Discussion and Analysis — Key 2021 Compensation Decisions” for more information about the annual incentive awards and performance goals for 2021.
(2)
This column represents the number of time-based RSUs granted in 2021. With respect to Messrs. Salamone, Morgan and Dziewisz the time-based RSUs vest ratably in three annual installments beginning on August 11, 2022 and for Mr. Young beginning on November 3, 2022. All such future vesting events are subject to continued employment through the date of vesting. For additional information, See “Compensation Discussion and Analysis — Equity Incentive Awards” above.

(3)
This column represents the aggregate grant date fair value of equity awards granted in 2021, calculated in accordance with FASB ASC Topic 718.

Employment Agreement and Severance Arrangements
We have entered into an executive employment agreement with Mr. Salamone dated November 19, 2018. The agreement had an initial term of two years and provides for an automatic extension of the term each year by one additional year unless either party has given at least 90-days advance notice. The agreement provides that Mr. Salamone will serve as Chief Financial Officer of the Company and our affiliates and will receive an annual base salary of not less than $475,000. Mr. Salamone is also entitled to participate in our annual bonus program, receives Company benefits for employees of similar rank, and is entitled to reimbursement for certain commuting and lodging expenses.
For a discussion of the severance provisions of Mr. Salamone’s employment agreement, the executive severance plan applicable to Messrs. Morgan and Dziewisz, and the change in control provisions applicable to Mr. Morgan, see “Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following “Outstanding Equity Awards at 2021 Fiscal Year-End” table summarizes the equity awards with respect to shares of our common stock that were held by our NEOs and outstanding as of December 31, 2021.
		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITES OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Mr. Young
SARS	12/18/2018	843,500	—	20.00	12/18/2028	—	—	—	—
RSU	8/25/2020	—	—	—	—	133,334(2)	1,202,673	—	—
RSU	11/3/2021	—	—	—	—	200,00(3)	1,804,000
Mr. Salamone
SARS	12/18/2018	168,700	—	20.00	12/18/2028	—	—	—	—
RSU	8/25/2020	—	—	—	—	100,000(2)	902,000	—
RSU	8/11/2021	—	—			100,000(4)	902,000
Mr. Morgan				N/A		N/A
Stock Options	3/1/2016	1,239	—	137.60	3/1/2016	—	—	—	—
Stock Options	3/6/2017	5,995	—	41.70	3/6/2028	—	—	—	—
RSU	8/13/2019	—	—	—	—	50,000(5)	451,000	—	—
RSU	8/25/2020	—	—	—	—	100,000(2)	902,000	—	—
RSU	8/11/2021	—	—	—	—	100,000(4)	902,000	—	—
Mr. Dziewisz
Stock Options	3/2/2015	1,328	—	132.70	3/2/2025	—	—	—	—
Stock Options	3/1/2016	619	—	137.60	3/1/2026	—	—	—	—
Stock Options	3/6/2018	1,913	—	41.70	3/6/2028	—	—	—	—
RSU	8/13/2019	—	—	—	—	13,334(5)	120,273
RSU	2/1/2020	—	—	—	—	20,000(6)	180,400
RSU	8/25/2020	—	—	—	—	66,667(2)	601,336
RSU	8/11/2021	—	—	—	—	75,000(4)	676,500

(1)
Based on the closing market price of our common stock on December 31, 2021 of $9.02, as reported on the New York Stock Exchange.

(2)
These time-based RSUs are scheduled to vest in ratable installments on August 25, 2022 and 2023.

(3)
These time-based RSUs are scheduled to vest in ratable installments on November 3, 2022, 2023 and 2024.

(4)
These time-based RSUs are scheduled to vest in ratable installments on August 11, 2022, 2023 and 2024.

(5)
These time-based RSUs are scheduled to vest on August 13, 2022.

(6)
These time-based RSUs are scheduled to vest in on February 1, 2022.

In accordance with the terms of the 2015 LTIP, the Compensation Committee approved equitable adjustments to then-outstanding awards in connection with the one-for-ten reverse stock split which became effective on July 24, 2019.

2021 Option Exercises and Stock Vested
The following “2021 Option Exercises and Stock Vested” table provides additional information about the value realized by our NEOs on exercises of option awards and vesting of stock awards with respect to our common stock during the year ended December 31, 2021.
NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(1)
Mr. Young			916,666	$4,441,828.10
Mr. Salamone			450,000	$2,544,500.00
Mr. Morgan			325,000	$2,386,250.00
Mr. Dziewisz			216,666	$1,570,094.79

(1)
For each NEO, the amounts reported in the “number of shares acquired on vesting” column in the table above represent the aggregate number of shares of common stock acquired by the NEO upon vesting of the award. The amounts reported in the “value realized on vesting” column were calculated by multiplying the number of shares acquired on the date of vesting by the closing price of our common stock on the date of vesting. The number of shares acquired in connection with the vesting of RSUs includes shares withheld by us to satisfy the minimum statutory withholding tax due on vesting.

2021 Pension Benefits
The following “2021 Pension Benefits” table summarizes our NEOs’ benefits under our tax-qualified defined benefit plans and supplemental executive retirement plans (other than our non-qualified defined contribution plans). None of the NEOs other than Mr. Dziewisz participated in these plans.
NAME	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)
Mr. Dziewisz	Qualified Plan	24.333	855,354	—
	Excess Plan	N/A	—	—

(1)
Present value of accumulated benefits is based on a discount rate of 2.83% for the Qualified Plan.

Overview of Qualified Plans
The Company maintains retirement plans that are funded by trusts and cover certain eligible regular full-time employees, described below in the section entitled “Participation and Eligibility.” Mr. Dziewisz is the only NEO who participates in the Retirement Plan for Employees of Babcock & Wilcox Commercial Operations (the “Qualified Plan”).
Participation and Eligibility
The Qualified Plan has been frozen to new entrants and benefit accruals for current participants.
Benefits
For eligible NEOs, benefits under the Qualified Plan are based on years of credited service and final average cash compensation (including bonuses) as of the date that accruals ceased.
The present value of accumulated benefits reflected in the “2021 Pension Benefits” table above is based on a discount rate at December 31, 2021 and the PRI2012 mortality table projected with the MP2020 Buck modified white collar mortality improvement scale. The discount rate applicable to the pension plans at December 31, 2021 was 2.83% for the Qualified Plan. Additional benefit accruals offset by reductions in the discount rate, among other factors, result in an increase in the present value of the pension benefits.

Retirement
Under the Qualified Plan, normal retirement is age 65. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin.
2021 Non-qualified Deferred Compensation
The following “2021 Non-qualified Deferred Compensation” table summarizes our NEOs’ compensation under our non-qualified defined contribution plans. None of the NEOs other than Mr. Morgan participated in the Company’s Restoration Plan, and none of the NEOs has elected to defer payment of any outstanding RSU awards.
NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN 2021 ($)	REGISTRANT CONTRIBUTIONS IN 2021 ($)(1)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($)	AGGREGATE BALANCE AT 12/31/21 ($)
Mr. Morgan	Restoration Plan	—	—	—	$2,431.85

(1)
The amounts reported in this column represent hypothetical amounts of earnings or losses and dividends credited during 2021 on all accounts for each NEO under the Company’s Restoration Plan. These gains and losses are not reported as compensation in the “2021 Summary Compensation Table” as the Company has determined they are not above-market as determined under applicable SEC rules.

RESTORATION PLAN
The Company’s Restoration Plan is an unfunded, non-qualified defined contribution plan through which the Company previously provided annual contributions to each participant’s notional accounts, which are referred to as a participant’s company matching account and company service-based account. Benefits under the Restoration Plan are based on a participant’s vested percentage in his or her notional account balance at the time of distribution. Each participant generally vests 100% in his or her company matching account and company service-based account upon completing three years of service with the Company, subject to accelerated vesting for death, disability, termination by the Company without cause or retirement, or on a change in control. Under this plan, each participant elects to have his or her notional accounts hypothetically invested in one or more of the investment funds designated by the Compensation Committee. Each participant’s notional accounts are credited and debited to reflect gains and losses on the hypothetical investments.
Effective July 1, 2018, the Company discontinued any further service-based contributions to the Restoration Plan. In November 2019, the Compensation Committee elected to freeze all employee deferrals and Company contributions to the Restoration Plan with respect to compensation earned for services beginning on or after January 1, 2020.
DEFERRED RESTRICTED STOCK UNITS UNDER LTIP
Under the terms of the 2015 LTIP and 2021 LTIP, the Compensation Committee has the discretion to permit selected participants to defer all or a portion of their stock awards. These deferred RSUs will be paid by the Company in the form of Company common stock. As noted above, no NEOs elected to defer any RSUs during 2021 of held any outstanding deferred RSUs as of December 31, 2021.
Potential Payments Upon Termination or Change In Control
The following table shows potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios under which a payment would be due in the event of a change in control or termination of employment of our NEOs, assuming a December 31, 2021 termination date. Where applicable, the amounts listed below use the closing price of the Company’s common stock of $9.02 (as reported on the NYSE) as of December 31, 2021. These tables do not reflect amounts that would be payable to the NEOs pursuant to benefits or awards that are already vested.

Except as otherwise indicated, amounts reported in the below tables for options, SARs, time-based RSUs and PSUs represent the value of unvested and accelerated shares or units, as applicable, calculated by:
•
for options and SARs: multiplying the number of accelerated stock options or SARs by the difference between the exercise price or base price and $9.02 (the closing price of the Company’s common stock on December 31, 2021); and

•
for RSUs and PSUs: multiplying the number of accelerated units by $9.02 (the closing price of the Company’s common stock on December 31, 2021).

NAME	TERMINATION SCENARIO	CASH ($)	ACCELARATED VESTING OF EQUITY AWARDS ($)	HEATLH AND WELFARE BENEFITS ($)	OUTPLACEMENT SERVICES ($)	TOTAL ($)
Mr. Young	Termination Without Cause / For Good Reason	—	300,664	—	—	300,664
	Change in Control	—	3,006,673	—	—	3,006,673
	Death / Disability	—	3,006,673	—	—	3,006,673
Mr. Salamone	Termination Without Cause / For Good Reason	475,000	225,500	—	—	700,500
	Change in Control	—	1,804,000	—	—	1,804,000
	Death / Disability	—	1,804,000	—	—	1,804,000
Mr. Morgan	Termination Without Cause / For Good Reason	500,000	451,000	6,483	12,000	968,6030
	Change in Control	2,000,000	2,255,000	77,793		4,322,235
	Death / Disability	—	2,255,000		—	2,255,000
Mr. Dziewisz	Termination Without Cause/ For Good Reason	365,000	300,664	6,393	12,000	683,171
	Change in Control	—	1,578,509	—	—	1,578,509
	Death/Disability	—	1,578,509		—	1,578,509
THIRD-PARTY COMPENSATION ARRANGEMENTS — Messrs. Young and Caruso
As noted above, the services of Mr. Young are provided pursuant to a consulting arrangement with the B. Riley Affiliate and the services of Mr. Caruso were provided pursuant to a consulting arrangement with Alvarez & Marshall. Neither consulting arrangement provides for any severance or benefits upon a cessation of services.
In addition to his consulting arrangement, Mr. Young may be eligible for acceleration of any RSUs in accordance with the terms of the 2015 LTIP and 2021 Plan.
EXECUTIVE EMPLOYMENT AGREEMENTS — Mr. Salamone
The Company has entered into an executive employment agreement with Mr. Salamone dated November 19, 2018. Under this agreement, in the event of a termination of the Company other than for “cause” or by the executive for “good reason” (as such terms are defined in the agreement), Mr. Salamone shall be entitled to continuation of base salary for a period of 52 weeks. Receipt of the severance benefits under the employment agreement is subject to the executive delivering a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants.
The employment agreement does not provide for enhanced severance protection in the event of a termination of employment following a change in control.
EXECUTIVE SEVERANCE PLAN — Messrs. Morgan and Dziewisz
The Company maintains an executive severance plan pursuant to which participants (including Messrs. Morgan and Dziewisz) are eligible to receive certain severance benefits in case of an involuntary termination without “cause,” including a termination for “good reason.”

Severance. The severance payment reported for Messrs. Morgan and Dziewisz represents salary continuation payments equal to 52 weeks of base salary as in effect on the date of termination. Receipt of the severance benefits under the Executive Severance Plan is generally subject to executing a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants.
Reimbursement of Health Care Premiums. Upon a termination by the Company for any reason other than cause under our Executive Severance Plan, Messrs. Morgan and Dziewisz would be entitled to reimbursement of the employer share of the “applicable premium” for continuation coverage under COBRA for the medical, dental and/or vision benefits in effect for the participating NEO and his qualified beneficiaries as of the date of termination for a period of three months. The amounts reported were determined by multiplying the monthly employer cost of 2021 medical, dental and/or vision benefits for the participating NEO and his qualified beneficiaries by three. These payments are subject to the same conditions described above for severance payments.
Outplacement Services. Messrs. Morgan and Dziewisz would be entitled to 12 months of employer-paid outplacement services under our Executive Severance Plan following his termination by the Company for reasons other than cause. The amount reported represents the cost the Company would incur to engage our third-party service provider for 12 months of executive outplacement services.
CHANGE IN CONTROL AGREEMENT — Mr. Morgan
The Company has change in control agreements with various officers elected prior to August 4, 2016, including Mr. Morgan (but none of the other NEOs). Generally, under the Company’s change in control agreements and certain other compensation arrangements, if an NEO is terminated within two years following a change in control (as defined in the agreement) either (1) by the Company for any reason other than cause or death or disability, or (2) by the NEO for good reason (in each case, a “qualifying termination”), the NEO is entitled to receive:
•
accelerated vesting in the executive’s Restoration Plan account;

•
accelerated vesting in any outstanding equity awards;

•
a cash severance payment;

•
a prorated target bonus payment;

•
payment of the prior year’s bonus payment, if unpaid at termination; and

•
a cash payment representing health benefits coverage costs.

In addition to these payments, the NEO would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary and earned but unused reimbursements.
Severance. The severance payment made to Mr. Morgan in connection with a qualifying termination following a change in control is a cash payment equal to two times the sum of (1) the executive’s annual base salary prior to termination and (2) the same annual base salary multiplied by the executive’s target annual incentive compensation percentage for the year in which the termination occurs. Assuming a termination as of December 31, 2021, the severance payment on a qualifying termination following a change in control would have been calculated based on the following for Mr. Morgan: $500,000 base salary and $500,000 target annual incentive compensation (100% of his annual base salary).
Incentive Component of Severance. The severance amount for Mr. Morgan in connection with a qualifying termination following a change in control also includes his target annual incentive amount for 2021. We have assumed for purposes of this disclosure that, in the event of a December 31, 2021 termination date, he would have been entitled to a payment equal to 100% of his 2021 target incentive, as in effect immediately prior to the date of termination.
Benefits. The amount reported for Mr. Morgan represents three times the full annual cost that would be payable by the NEO for continuation of coverage for medical, dental and vision benefits if elected by the NEO for himself and his eligible dependents under COBRA for the year ended December 31, 2021, which would be paid in a lump sum.

Tax Reimbursements. The change in control agreements do not provide for any tax reimbursement on the benefits. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to a NEO to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the NEO retaining a larger after- tax amount.
TREATMENT OF LONG TERM INCENTIVE AWARDS UNDER PLAN
Under the terms of the Company’s outstanding awards (including awards held by the NEOs), all unvested RSUs would become vested on a qualifying termination following a change in control (as defined in the applicable award agreements).
Executives are entitled to acceleration of unvested RSUs in the event that employment is terminated by reason of a Reduction in Force (as defined in the applicable RSU agreement) on or after the first anniversary of the date of grant, then (i) 25% of the then- remaining outstanding RSUs will vest on the date of such termination if the termination occurs prior to the second anniversary of the date of grant and (ii) 50% of the then remaining outstanding RSUs will vest on the date of such termination if the termination occurs on or after the second anniversary of the date of grant. The term “Reduction in Force” means a termination of employment under circumstances that would result in the payment of benefits under The Babcock & Wilcox Employee Severance Plan or a successor plan (whether or not the executive is a participant in such plan), termination of employment in connection with a voluntary exit incentive program, or termination of employment under other circumstances which the Committee designates as a reduction in force.
Executives are entitled to full acceleration of unvested RSUs in the event of a termination of employment due to death or disability, or upon a termination of employment by the Company other than for “cause” or by the executive for “good reason”, in each case within two years following a change in control. For the unvested PSUs, acceleration occurs upon a change in control (except to the extent the Committee provides for a replacement award that satisfies certain requirements specified in the PSU award agreement, in which case the award will remain outstanding after the change in control and subject to acceleration in connection with a qualifying termination of the holder’s employment).
RESTORATION PLAN
Under our Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, a change in control or the date of the executive’s death or disability. Mr. Morgan is 100% vested in his Restoration Plan accounts as of December 31, 2021. Accordingly, none of the amounts in his Company matching accounts and Company service-based accounts would be subject to accelerated vesting.

CEO PAY RATIO
Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2021 was $2,206,000, and the median of the total 2021 compensation of all of our employees (excluding our CEO) was $71,890. Accordingly, we estimate the ratio of our CEO’s total compensation for 2021 to the median of the total 2020 compensation of all of our employees (excluding our CEO) to be 31 to 1.
Applicable SEC rules permit us to use the same median employee in calculating the pay ratio above as the median employee we identified in 2020 in presenting the pay ratio in our proxy statement for our annual meeting of stockholders held in 2022 (the “2020 median employee”) if there have been no changes that we reasonably believe would significantly affect this pay ratio disclosure. We believe that there have been no changes to our employee population or compensation arrangements that would result in a significant change to the pay ratio disclosure. Accordingly, we used the 2020 median employee to calculate the pay ratio above. The median employee’s total annual compensation for 2020 used in presenting the pay ratio above was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the “2021 Summary Compensation Table.”
We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders (the “Annual Meeting”) must send notice of the proposal to our Corporate Secretary at our principal executive office no later than December [ ], 2022. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.
In addition, any stockholder who intends to submit a proposal for consideration at our 2023 annual meeting of stockholders, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our bylaws, such notice must (1) be received at our principal executive offices no earlier than close of business on January [ ], 2023 and no later than February [ ]. 2023 and (2) satisfy specified requirements set forth in our bylaws. A copy of the pertinent bylaw provisions can be found on our website at www.babcock.com at “Investors — Corporate Governance — Governance Documents.”
Further, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees at our 2023 Annual Meeting must provide written notice setting forth the information required by Rule 14a-19 under the Exchange Act no later than March [ ], 2023. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 19, 2022.
The Proxy Statement and 2021 Annual Report are available on the Internet at www.proxyvote.com.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:
•
The date, time and location of the Annual Meeting;

•
A list of the matters intended to be acted on and our recommendations regarding those matters;

•
Any control/identification numbers that you need to access your proxy card; and

•
Information about attending the Annual Meeting.

GENERAL INFORMATION
The Board has made these materials available to you over the Internet in connection with the Annual Meeting, which will take place on May 19, 2022. Our proxy materials were posted at http://www.proxyvote.com on April [ ], 2022.
We have sent and provided access to the materials to you because the Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear all expenses incurred in connection with this proxy solicitation. We have engaged D. F. King & Co., Inc. to assist in the solicitation for a fee that will not exceed $17,500.00. In addition, our officers and employees may solicit your proxy by telephone, by facsimile transmission or in person and they will not be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the B&W Thrift Plan and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you should instruct the trustee on how to vote your plan shares.
VOTING INFORMATION
Record Date and Who May Vote
The Board selected March 22, 2022 as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the record date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Brokers holding shares in street name can vote those shares on routine matters if the beneficial owner has not provided voting instructions at least 10 days before a meeting. Under the rules of the NYSE, none of the proposals presented at the Annual Meeting are considered “routine” matters except for the ratification of the appointment of the independent auditor (Proposal 5). That means that for those proposals that are considered “non- routine” matters, brokers may not vote your shares if you have not given your broker specific instructions as to how to vote, and your shares will not be represented in those matters. Brokers may only vote your shares for the ratification of the appointment of the independent auditor (Proposal 5). Please be sure to give specific voting instructions to your broker.
On the record date, 86,337,832 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.
How to Vote
Most stockholders can vote by proxy in three ways:
•
by Internet at www.proxyvote.com;

•
by telephone; or

•
by mail.

If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or virtually at the Annual Meeting. You may give us your proxy by following the instructions included in the enclosed proxy card.
By giving us your proxy, you will be directing us how to vote your shares at the Annual Meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.
If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote your shares virtually at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of Internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.
How to Change Your Vote or Revoke Your Proxy
For stockholders of record, you may change your vote or revoke your proxy by written notice to our Corporate Secretary at 1200 East Market Street, Suite 650, Akron, Ohio 44305, granting a new later dated proxy, submitting a later dated vote by telephone or on the Internet, or by voting virtually at the Annual Meeting. Unless you attend the meeting and vote your shares, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the meeting verify your latest vote.
For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy. If you want to change your vote as to shares held in street name by voting virtually at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
How to Participate in the Annual Meeting
This year’s Annual Meeting will be held exclusively via live webcast enabling stockholders from around the world to participate, submit questions in writing and vote. Stockholders of record as of the close of business on March 22, 2022, are entitled to participate in and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/BW2022. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number included on your proxy card and on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:25 a.m. Eastern Time. Please allow ample time for the online check-in procedures.
The online format for the Annual Meeting also allows us to communicate more effectively with you via www.virtualshareholdermeeting.com/BW2022.
How to locate your 16-digit control number prior to the day of the Annual Meeting
Prior to the day of the Annual Meeting, if you need assistance with your 16-digit control number and you hold your shares in your own name, please email investors@babcock.com. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.

Quorum
The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of the holders of shares of stock having a majority of the votes the holders of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting could cast will be necessary and sufficient to constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.
Proposals Presented for Vote
We are asking you to vote on the following:
•
Proposal 1: approve amendments to our Certificate of Incorporation to declassify the Board and provide for annual elections of all directors beginning at the 2024 annual meeting of stockholders;

•
Proposal 2: If Proposal 1 is approved, elect Joseph A. Tato and Kenneth M. Young as Class I directors of the Company to serve a term of two years;

•
Proposal 3: If Proposal 1 is not approved, elect Joseph A. Tato and Kenneth M. Young as Class I directors of the Company to serve a term of three years;

•
Proposal 4: Approve amendments to our Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to the Certificate of Incorporation and Bylaws;

•
Proposal 5: Ratify our Audit and Finance Committee’s appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022;

•
Proposal 6: Approve, on a non-binding advisory basis, the compensation of our named executive officers; and

•
Proposal 7: Approve the Amendment to the Babcock & Wilcox Enterprises, Inc. 2021 Long-Term Incentive Plan.

Vote Required
For Proposal 1, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of at least 80% of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 1.
For Proposal 2, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees
For Proposal 3, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. Subject to our majority voting requirements described below, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Withheld votes and broker non-votes will have no effect on the election of directors. This means that the individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. However, under our bylaws, any nominee for director is required to submit an irrevocable contingent resignation letter. If a nominee for director does not receive a majority of the votes cast “FOR” his or her election (not counting any withheld votes or broker non-votes as being cast), the Board will act on an expedited basis to determine whether to accept the resignation.
For Proposal 4, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of at least 80% of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 4.

For Proposal 5, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to Proposal 5.
For Proposal 6, you may vote “FOR” or “AGAINST” or abstain from voting. Proposal 6 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on Proposal 6. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes will not be considered as entitled to vote on Proposal 6, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on Proposal 6.
For Proposal 7, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal.
How Votes are Counted
For stockholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where a stockholder returns their proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the approval of amendments to our Certificate of Incorporation to declassify the Board and provide for annual elections of all directors beginning at the 2024 annual meeting of stockholders; (2) if Proposal 1 is approved, “FOR” the election of the Board’s nominees as Class I directors for a term of two years; (3) if Proposal 1 is not approved, “FOR” the election of the Board’s nominees as Class I directors for a term of three years; “(4) FOR” the approval of amendments to our Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to our Certificate of Incorporation and Bylaws; (5) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm; (6) “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; (7) “FOR” the approval of the Amendment to the Babcock & Wilcox Enterprises, Inc. 2021 Long-Term Incentive Plan; and (8) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a stockholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
For beneficial owners of shares held in street name, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable NYSE rules. A broker, bank or nominee does not have discretion to vote on the election of directors or approval of executive compensation. If you do not instruct your broker, bank or nominee how to vote on those matters, no votes will be cast on your behalf on the election of directors or the advisory vote on executive compensation. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Deloitte as our independent registered public accounting firm.
Any shares of our common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the Internet or telephone voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.
Notice of Internet Availability of Proxy Materials
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the

Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by email on an ongoing basis.
Confidential Voting
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•
to meet any legal requirements;

•
in limited circumstances such as a proxy contest in opposition to the Board;

•
to permit independent inspectors of election to tabulate and certify your vote; or

•
to adequately respond to your written comments on your proxy card.

By Order of the Board of Directors,
John J. Dziewisz
Executive Vice President,
General Counsel &
Corporate Secretary
Dated: April [ ], 2022

APPENDIX A
Non-GAAP Financial Measures
Babcock and Wilcox Enterprises, Inc. (the “Company”) has supplemented net income/(loss) information determined in accordance with GAAP by providing EBITDA and adjusted EBITDA as supplemental non-GAAP measures in this proxy statement to assist with evaluating performance. Disclosures of adjusted EBITDA presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measure may not be comparable to those reported by other companies. When viewed in conjunction with GAAP results and the accompanying reconciliation, the Company believes that its presentation of adjusted EBITDA provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. Management uses adjusted EBITDA as a financial performance measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management also uses adjusted EBITDA, together with other metrics, to set goals for and measure the performance of the business as a whole and segments of the business and to determine incentive compensation, as more fully described in “Compensation Discussion and Analysis-Key 2021 Compensation Decisions-Annual Cash Incentives.” Adjusted EBITDA does not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as tax payments, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. This measure, or measures similar to it, are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry.
Adjusted EBITDA on a consolidated basis is a non-GAAP metric defined as the sum of the adjusted EBITDA for each of the segments, further adjusted for corporate allocations and research and development costs. At a segment level, the adjusted EBITDA presented below is consistent with the way the Company’s chief operating decision maker reviews the results of operations and makes strategic decisions about the business and is calculated as earnings before interest, tax, depreciation and amortization adjusted for items such as gains or losses on asset sales, net pension benefits, restructuring costs, impairments, gains and losses on debt extinguishment, costs related to financial consulting, research and development costs and other costs that may not be directly controllable by segment management and are not allocated to the segment. The Company uses adjusted EBITDA internally to evaluate its performance and in making financial and operational decisions. When viewed in conjunction with GAAP results and the accompanying reconciliation to the Consolidated Financial Statements, the Company believes that its presentation of adjusted EBITDA provides investors with greater transparency and a greater understanding of factors affecting its financial condition and results of operations than GAAP measures alone. As previously disclosed, the Company changed its reportable segments in 2020 and has recast prior period results to account for this change. Additionally, the Company redefined its definition of adjusted EBITDA to eliminate the effects of certain items including the loss from a non-strategic business, interest on letters of credit included in cost of operations and loss on business held for sale. Prior period results have been revised to conform with the revised definition and present separate reconciling items in our reconciliation.

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Babcock & Wilcox Enterprises, Inc.
Reconciliation of Adjusted EBITDA(2)
(In millions)
	Year ended December 31,
	2021	2020
Net income (loss)	31.5	(10.3)
Interest expense	41.4	60.7
Income tax (benefit) expense	(2.2)	8.2
Depreciation & amortization	18.3	16.8
EBITDA	89.0	75.4
Benefit plans, net	(48.1)	(5.6)
Gain on sales, net	(14.0)	(3.2)
(Gain) loss on debt extinguishment	(6.5)	6.2
Stock compensation	10.5	4.6
Restructuring activities and business services transition costs	10.7	11.8
Advisory fees for settlement costs and liquidity planning	5.5	6.4
Litigation legal costs	4.9	2.1
Acquisition pursuit and related costs	4.8	—
Product development (1)	4.7	—
Foreign exchange	4.3	(58.8)
Financial advisory services	2.7	4.4
Other — net	1.5	1.1
Loss from business held for sale	0.5	0.5
Loss from a non-strategic business	0.1	2.6
Income from discontinued operations	—	(1.8)
Adjusted EBITDA(3)	$70.6	$45.7

(1)
Costs associated with development of commercially viable products that are ready to go to market.

(2)
Figures may not be clerically accurate due to rounding.

(3)
Adjusted EBITDA for the twelve months ended December 31, 2020 includes a $26 million non-recurring loss recovery related to certain historical EPC loss contracts in the third quarter.

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APPENDIX B
*If Proposal 1 is approved, Article FIFTH of the Company’s Certificate of Incorporation will be amended as set forth in this Appendix B. If Proposal 4 is also approved, Article FIFTH of the Company’s Certificate of Incorporation will be further amended as set forth in Appendix C.
FIFTH: (a) Directors. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.
(b) Number, Election~~, Classification~~ and Terms of Directors. The number of directors ~~which will constitute the whole~~ of the Company will be determined solely by resolution of the Board of Directors ~~shall be fixed from time to time exclusively by,~~ and may be increased or decreased from time to time exclusively by, the affirmative vote of ~~at least~~ a majority of the directors then in office (subject to such rights of holders of a class or series of shares of Preferred Stock to elect one or more directors pursuant to a Directors’ Resolution with respect to such series) ~~, but in any event will not be less than three. The directors, other than those who may be elected by~~. Subject to such rights of the holders of ~~any~~ a class or series of Preferred Stock:
~~, will be~~(i) Prior to the election of directors at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”), the Board Directors was divided into three classes~~:~~, Class I, Class II and Class III~~. Each director will serve for a term ending on the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that director was elected; provided, however, that~~, with the directors ~~first designated as~~in Class I ~~directors will serve for~~having a term expiring at the ~~annual meeting~~2022 annual meeting of stockholders (the “2022 Annual Meeting”) ~~of stockholders following the end of the calendar year 2015~~, the directors ~~first designated as~~in Class II ~~directors will serve for~~having a term expiring at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) ~~next following the end of the calendar year 2016,~~ and the directors ~~first designated as~~in Class III ~~directors will serve for~~having a term expiring at the ~~annual meeting of stockholders next following the end of the calendar year 2017. Each director will hold office until the annual meeting of stockholders at which that director’s term expires and, the foregoing notwithstanding, each director will serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.~~2024 Annual Meeting.
(ii)
Following the election of directors at the 2022 Annual Meeting, the Board of Directors will be divided into two classes, Class I and Class II, with the directors in Class I having a term expiring at the 2024 Annual Meeting and the directors in Class II having a term expiring at the 2023 Annual Meeting. The directors in Class I will be the directors elected to the Board of Directors at the 2022 Annual Meeting and the directors who, immediately prior to the 2022 Annual Meeting, were in Class III and had terms expiring at the 2024 Annual Meeting; the directors in Class II will be the directors who, immediately prior to the 2022 Annual Meeting, were in Class II and had terms expiring at the 2023 Annual Meeting.

(iii)
Commencing with the election of directors at the 2023 Annual Meeting, the directors in Class II will be up for election for a one-year term ending at the 2024 Annual Meeting and, commencing with the election of directors at the 2024 Annual Meeting, the Board of Directors will no longer have classified terms and all directors will be elected for a term expiring at the following annual meeting of stockholders, or if earlier, their death or resignation and may be removed with or without cause as provided in the DGCL.

At each annual election prior to the 2024 Annual Meeting, the directors chosen to succeed those whose terms then expire will be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors ~~shall have~~has designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.
Prior to the 2023 Annual Meeting, (i) in ~~In~~ the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a

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member until the expiration of his or her current term, or his or her prior death, resignation or removal ~~. The~~, and (ii) the Board of Directors will specify the class to which a newly created directorship will be allocated.
~~Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.~~
(c)~~Removal of Directors. No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise, except for cause or a Board Determination (as defined below), and then only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as applicable law otherwise provides and unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case a finding of cause is not required for removal), which determination shall require the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose (a “Board Determination”), “cause” for the removal of a director will be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the Directors’ Resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of that Directors’ Resolution. The foregoing provisions of this Article FIFTH are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders of such series of Preferred Stock.~~
(~~d~~c) Vacancies. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause will be filled by the affirmative vote of at least a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise with respect to directors elected pursuant to any provisions contained in a Directors’ Resolution with respect to such series, no decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.
(~~e~~d) Amendment of Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of at least a majority of the directors then in office. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual meeting before which such matter has been properly brought in accordance with the Bylaws of the Corporation, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
(~~f~~e) Certain Amendments. Notwithstanding anything in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or to repeal, this Article FIFTH or Article SIXTH.

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APPENDIX C
*If Proposal 4 is approved, Article FIFTH of the Company’s Certificate of Incorporation will be amended as set forth in this Appendix C. If Proposal 1 is also approved, Article FIFTH of the Company’s Certificate of Incorporation will be further amended as set forth in Appendix B.
FIFTH: (a) Directors. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.
(b) Number, Election, Classification and Terms of Directors. The number of directors which will constitute the whole Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of at least a majority of the directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more directors pursuant to any provisions contained in a Directors’ Resolution with respect to such series), but in any event will not be less than three. The directors, other than those who may be elected by the holders of any series of Preferred Stock, will be divided into three classes: Class I, Class II and Class III. Each director will serve for a term ending on the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors will serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2015, the directors first designated as Class II directors will serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2016, and the directors first designated as Class III directors will serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2017. Each director will hold office until the annual meeting of stockholders at which that director’s term expires and, the foregoing notwithstanding, each director will serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
At each annual election, the directors chosen to succeed those whose terms then expire will be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.
In the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. The Board of Directors will specify the class to which a newly created directorship will be allocated.
Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
(c) Removal of Directors. No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise, except for cause or a Board Determination (as defined below), and then only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as applicable law otherwise provides and unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case a finding of cause is not required for removal), which determination shall require the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose (a “Board Determination”), “cause” for the removal of a director will be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of

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arrearages in the payment of dividends or other defaults contained in the Directors’ Resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of that Directors’ Resolution. The foregoing provisions of this Article FIFTH are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders of such series of Preferred Stock.
(d) Vacancies. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause will be filled by the affirmative vote of at least a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise with respect to directors elected pursuant to any provisions contained in a Directors’ Resolution with respect to such series, no decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.
(e) Amendment of Bylaws. The Board of Directors ~~shall~~will have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors ~~shall~~will require the approval of ~~at least~~ a majority of the directors then in office. The stockholders ~~shall~~will also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual meeting before which such matter has been properly brought in accordance with the Bylaws of the Corporation, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, ~~shall~~will be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
(f) ~~Certain Amendments. Notwithstanding anything in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or to repeal, this Article FIFTH or Article SIXTH.~~

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APPENDIX D
[MARKED TO SHOW CHANGES BY PROPOSED PLAN AMENDMENT]
BABCOCK & WILCOX ENTERPRISES, INC.
2021 LONG-TERM INCENTIVE PLAN
Babcock & Wilcox Enterprises, Inc., a Delaware corporation, sets forth herein the terms of its 2021 Long-Term Incentive Plan, as follows:
PURPOSE
The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain highly qualified employees, officers, Non-Employee Directors, and Consultants, and to motivate such employees, officers, Non-Employee Directors, and Consultants to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-based Awards. Any of these Awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Options may be Non-qualified Stock Options or Incentive Stock Options. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Predecessor Plan.
DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
“Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-based Award under the Plan.
“Award Agreement”means a written agreement between the Company and a Participant, or notice from the Company or an Affiliate to a Participant, that evidences and sets out the terms and conditions of an Award.
“Board” means the Board of Directors of the Company.
“Change in Control”shall have the meaning set forth in Section 15.3.2.
“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.
“Committee” means the Compensation Committee, any successor committee or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.
“Common Stock,” “Stock”or “Share” means a share of common stock of the Company, par value $0.01 per share.
“Company” means Babcock & Wilcox Enterprises, Inc., a Delaware corporation, or any successor corporation.
“Consultant” means a natural person (qualifying as an “employee” for purposes of Form S-8) who is neither an employee nor a Non-Employee Director and who performs services for the Company or an Affiliate pursuant to a contract, provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities..
“Effective Date”means May 20, 2021, the date the Plan was approved by the Company’s shareholders.
“Exchange Act”means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
“Fair Market Value”of a share of Common Stock as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.
“Family Member”means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent (50%) of the voting interests.
“Grant Date”means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement
“Incentive Stock Option”means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.
“Non-qualified Stock Option”means an Option that is not an Incentive Stock Option.
“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
“Option Price”means the exercise price for each share of Stock subject to an Option.
“Other Stock-based Awards”means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.
“Participant” means a person who receives or holds an Award under the Plan.
“Performance Award”means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee.
“Plan” means this Babcock & Wilcox Enterprises, Inc. 2021 Long-Term Incentive Plan, as amended from time to time.
“Predecessor Plan”means the Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (Amended and Restated as of June 16, 2020).
“Purchase Price”means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.
“Restricted Period”shall have the meaning set forth in Section 10.1.

“Restricted Stock”means shares of Stock, awarded to a Participant pursuant to Section 10 hereof.
“Restricted Stock Unit”means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Participant pursuant to Section 10 hereof.
“SAR Exercise Price”means the per share exercise price of a SAR granted to a Participant under Section 9 hereof.
“SEC” means the United States Securities and Exchange Commission.
“Section 409A”means Section 409A of the Code.
“Securities Act”means the Securities Act of 1933, as now in effect or as hereafter amended.
“Separation from Service”means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.
“Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate.
“Service Provider”means an employee, officer, Non-Employee Director, or Consultant of the Company or an Affiliate.
“Stock Appreciation Right”or “SAR” means a right granted to a Participant under Section 9 hereof.
“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
“Substitute Award”means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.
“Ten Percent Shareholder”means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
“Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.
ADMINISTRATION OF THE PLAN
General.
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:
(i) designate Participants;
(ii) determine the type or types of Awards to be made to a Participant;
(iii) determine the number of shares of Stock to be subject to an Award;
(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(v) prescribe the form of each Award Agreement; and
(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.
To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Participants who are not subject to Section 16 of the Exchange Act To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Board.
No Repricing; No Reload Grants.
Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding any provision herein to the contrary, the Company shall not grant Options or SARs that include a “reload” feature.
Clawbacks.
Any Award Agreement may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either during employment or service with the Company or its Subsidiaries, or within a specified period after termination of such employment or service, shall engage in any detrimental activity (as described in the applicable Award Agreement or such clawback policy). In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement or such clawback policy may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any Shares issued under and/or any other benefit related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.
Deferral Arrangement.
The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

No Liability.
No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.
Book Entry.
Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
STOCK SUBJECT TO THE PLAN
Authorized Number of Shares.
Subject to adjustment under Section 15, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of: (A) 1,250,000 shares, plus (B) effective upon approval of the Company’s stockholders at the 2022 annual meeting of stockholders, 4,000,000 shares. In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of such shares (including for outstanding performance share awards to the extent they are earned at less than maximum) shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.
Share Counting.
General.
Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.
Cash-Settled Awards.
Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.
Expired or Terminated Awards.
If any Award under the Plan expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.
Payment of Option Price or Tax Withholding in Shares.
If shares of Common Stock issuable upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered shares of Common Stock shall again be available for the grant of Awards under the Plan. For a share-settled SAR, only the net shares actually issued upon exercise of the SAR shall be counted against the limit in Section 4.1.
Substitute Awards.
In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.
Award Limits.
Incentive Stock Options.
Subject to adjustment under Section 15, ~~1,250,000~~ 5,250,000 shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.

Non-Employee Director Compensation.
No Awards may be granted under the Plan during any one calendar year to a Participant who is a Non-Employee Director that exceed, together with any cash compensation received for such service during the applicable year (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Grant Date in the case of Awards other than Options and SARs, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs): (i) for any Non-Employee Director not serving as Chairman of the Board, $500,000; and (ii) for any Non-Employee Director serving as Chairman of the Board, $750,000. The Board may make exceptions to this limit in extraordinary circumstances for individual Non-Employee Directors, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
EFFECTIVE DATE, DURATION AND AMENDMENTS
Term.
The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s shareholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.
Amendment and Termination of the Plan.
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law, or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s shareholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Participant, materially impair rights or obligations under any Award theretofore awarded.
AWARD ELIGIBILITY AND LIMITATIONS
Service Providers.
Subject to this Section 6.1, Awards may be made to any Service Provider as the Board shall determine and designate from time to time in its discretion, provided that Incentive Stock Options may be granted only to employees of the Company or any Subsidiary.
Successive Awards.
An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
Stand-Alone, Additional, Tandem, and Substitute Awards.
Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).
AWARD AGREEMENT
Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, not inconsistent with the terms of the Plan. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.
TERMS AND CONDITIONS OF OPTIONS
Option Price.
The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Participant is a Ten Percent Shareholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
Vesting.
Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.
Term.
Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Participant is a Ten Percent Shareholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.
Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the shareholders of the Company as provided herein, or (ii) after the occurrence of an event which results in termination of the Option.
Method of Exercise.
An Option that is exercisable may be exercised by the Participant’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.
Rights of Holders of Options.
Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.
Delivery of Stock Certificates.
Promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a stock certificate or certificates evidencing the Participant’s ownership of the shares of Stock subject to the Option.

Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company, (ii) to the extent specifically provided in the related Award Agreement, and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
Right to Payment.
A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.
Other Terms.
The Board shall determine at the Grant Date the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
Term of SARs.
The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
Payment of SAR Amount.
Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:
(i)
the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)
the number of shares of Stock with respect to which the SAR is exercised.

TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
Restrictions.
At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

Restricted Stock Certificates.
The Company shall issue Stock, in the name of each Participant to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
Rights of Holders of Restricted Stock.
Unless the Board otherwise provides in an Award Agreement and subject to Section 17.12, holders of Restricted Stock shall have rights as shareholders of the Company, including voting and dividend rights.
Rights of Holders of Restricted Stock Units.
Settlement of Restricted Stock Units.
Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.
Voting and Dividend Rights.
Unless otherwise stated in the applicable Award Agreement and subject to Section 17.12, holders of Restricted Stock Units shall not have rights as shareholders of the Company, including no voting or dividend or dividend equivalents rights.
Creditor’s Rights.
A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
Purchase of Restricted Stock.
Unless otherwise specified in the Award Agreement, past Services provided by the Participant shall be considered adequate consideration for the Restricted Stock awarded to the Participant or Stock issued in settlement of Restricted Stock Units awarded to the Participant. Notwithstanding the foregoing, if specified in the Award Agreement, the Company may require a Participant to purchase Restricted Stock or shares of Stock issued in settlement of Restricted Stock Units at a Purchase Price specified in the Award Agreement. Any such Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for future Services to be rendered.
Delivery of Stock.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate or certificates evidencing the Participant’s ownership of the shares of Stock shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.
FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
General Rule.
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

Surrender of Stock.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.
Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.
Other Forms of Payment.
To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations, and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Participant.
TERMS AND CONDITIONS OF PERFORMANCE AWARDS
Performance Conditions.
The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Such Awards are referred to as “Performance Awards.”
Performance Goals Generally.
The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
Business Criteria.
For purposes of Performance Awards, the Committee may select any business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), including any of the following: (i) total sales, (ii) sales growth (with or excluding acquisitions), (iii) revenue-based measures for particular products, product lines, or product groups, (iv) income, (v) earnings per share of Common Stock, (vi) earnings before interest and taxes, (vii) earnings before interest, taxes, depreciation, and amortization, (viii) free cash flow, (ix) return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales (pre or post-tax), (x) cash flow return on investment, (xi) total shareholder return, (xii) Stock price increases, (xiii) total business return, (xiv) economic value added or similar “after cost of capital” measures, (xv) return on sales or margin rate, in total or for a particular product, product line, or product group, (xvi) working capital (or any of its components or related metrics), (xvii) working capital improvement, (xviii) market share, (xix) measures of customer satisfaction (including survey results or other measures of satisfaction), (xx) safety (determined by reference to recordable or lost time rates, first aids, near misses, or a combination of two or more such measures or other measures), (xxi) measures of operating efficiency such as productivity, cost of non-conformance, cost of quality, on time delivery, and efficiency ratio, and (xxii) strategic objectives with specifically identified areas of emphasis such as cost reduction, acquisition assimilation synergies, acquisitions, or organization restructuring; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).
OTHER STOCK-BASED AWARDS
Grant of Other Stock-based Awards.
Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.
Terms of Other Stock-based Awards.
Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.
REQUIREMENTS OF LAW
General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
EFFECT OF CHANGES IN CAPITALIZATION
Changes in Stock.
In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company), such as any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee or the Board, in order to prevent dilution or enlargement of participants’ rights under the Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the purchase price for such shares, the number and kind of shares available for future issuance under the Plan, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
Effect of Certain Transactions.
If the Company is a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company, outstanding Awards shall be subject to the agreement governing the transaction. Such agreement may provide, without limitation, for the continuation of outstanding awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such outstanding awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.
Change in Control
Consequences of a Change in Control
The treatment of outstanding Awards upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, shall be determined in the sole discretion of the Board in accordance with the terms of this Plan and shall be described in the Award Agreements and need not be uniform among all Participants or Awards granted pursuant to this Plan.
Change in Control Defined
Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:
(i)
30% Ownership Change: Any Person, other than an ERISA-regulated pension plan established by the Company, makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock (other than a group formation for the purpose of making an acquisition directly from the Company and approved (prior to such group formation) by a majority of the Incumbent Directors); or

(ii)
Board Majority Change: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

(iii)
Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately before such Business Combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately before such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately before consummation of such Business Combination; or

(iv)
Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately before such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the Board (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately before consummation of such Major Asset Disposition.

For purposes of this definition of “Change in Control”:
(1) “Person” means an individual, entity or group;
(2) “group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;
(3) “beneficial owner” is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;
(4) “Outstanding Voting Stock” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) is determined based on the combined voting power of such securities;
(5) “Incumbent Director” means a director of the Company (x) who was a director of the Company on the Effective Date or (y) who becomes a director after such date and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director will not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;
(6) “Business Combination” means: (x) a merger or consolidation involving the Company or its stock; or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets.
(7) “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries; and
(8) “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company will be based on fair market value, as determined by a majority of the Incumbent Directors.

However, in no event shall a Change in Control be deemed to have occurred under this Plan with respect to a Participant if the Participant is part of a purchasing group which consummates a transaction resulting in a Change in Control. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (I) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (II) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors).
Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.
Adjustments
Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.
NO LIMITATIONS ON COMPANY
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN
Disclaimer of Rights.
No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.
Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.
Withholding Taxes.
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to satisfy such obligations, or the Company may require such obligations (up to maximum statutory rates) to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of shares of Stock otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation, or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations (up to maximum statutory rates). The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
Captions.
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.
Other Provisions.
Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.
Number and Gender.
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable federal law.
Section 409A.
The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s Separation from Service shall instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
Separation from Service.
The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

Transferability of Awards.
Transfers in General.
Except as provided in Section 17.11.2, no Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.
Family Transfers.
If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Participant in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.
Dividends and Dividend Equivalent Rights.
If specified in the Award Agreement, the recipient of an Award (other than Options or SARs) may be entitled to receive dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Participant may be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee. Notwithstanding any provision herein to the contrary, in no event will dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including both time-based and performance-based Awards).
The Plan was adopted by the Board of Directors on March 28, 2021 and was approved by the shareholders of the Company on May 20, 2021.

SCAN TO VIEW MATERIALS & VOTE

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D70938-P66850

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BABCOCK & WILCOX ENTERPRISES, INC.

Vote on Proposal

The Board of Directors recommends a vote FOR proposal 1.

		For	Against	Abstain
1.	Approval of amendment to Certificate of Incorporation to declassify Board of Directors and provide for annual elections of all directors beginning in 2024.	☐	☐	☐

Vote on Directors

The Board of Directors recommends that a vote FOR all nominees listed in proposals 2 and 3.

Nominees:	For	Withhold
2a. Joseph A. Tato	☐	☐
2b. Kenneth M. Young	☐	☐

Nominees:	For	Withhold
3a. Joseph A. Tato	☐	☐
3b. Kenneth M. Young	☐	☐

Vote on Proposals

The Board of Directors recommends you vote FOR proposals 4, 5, 6 and 7.

		For	Against	Abstain
4.	Approval of amendment to Certificate of Incorporation to remove provisions requiring affirmative vote of at least 80% of voting power for certain amendments to the Company's Certificate of Incorporation and Bylaws.	☐	☐	☐
5.	Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2022.	☐	☐	☐
6.	Approval, on a non-binding advisory basis, of executive compensation.	☐	☐	☐
7.	Approval of the Amendment to the 2021 Long Term Incentive Plan.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR all nominees and FOR proposals 1, 4, 5, 6 and 7.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as the name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE BABCOCK & WILCOX ENTERPRISES, INC. 1200 EAST MARKET STREET, SUITE 650AKRON, OHIO 44305 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2022 (May 17, 2022 for participants in B&W's Thrift Plan). Have this proxy card in hand when accessing the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/BW2022Attendance at the annual meeting is via the Internet and votes can be made during the meeting. Have the information that is printed in the box marked by the arrow below available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time on May 18, 2022 (May 17, 2022 for participants in B&W's Thrift Plan). Have this proxy card in hand when calling and then follow the instructions.VOTE BY MAILMark, sign and date this proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D70938-P66850 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Babcock & Wilcox Enterprises, Inc. Annual Meeting of Stockholders May 19, 2022 at 10:30 a.m.www.virtualshareholdermeeting.com/BW2022Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com.D70939-P66850BABCOCK & WILCOX ENTERPRISES, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERSMay 19, 2022The undersigned stockholder(s) hereby appoint(s) Kenneth Young and Louis Salamone, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Babcock & Wilcox Enterprises, Inc. ("B&W") that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m. Eastern Time on May 19, 2022, at www.virtualshareholdermeeting.com/BW2022, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.ATTENTION PARTICIPANTS IN B&W'S THRIFT PLAN: If you held shares of B&W common stock through The B&W Thrift Plan (the "Thrift Plan"), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company ("Vanguard"), Trustee of the Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on May 17, 2022. Any shares of B&W common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPEDPlease send any address changes and/or comments to: investors@babcock.comCONTINUED AND TO BE SIGNED ON REVERSE SIDE